SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Waste Management, Inc.

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1001 Fannin Street, Suite 4000

Houston, Texas 77002

Dear Stockholder:

Our Annual Meeting of Stockholders will be held in Houston, Texas on May 8, 2009.

This booklet includes the formal notice of meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives information about our director candidates and our executive officers.

For those stockholders with access to the Internet, we encourage you to access http://www.proxyvote.com to vote your shares over the Internet. Also, we encourage you to elect to receive future annual reports, proxy statements and other materials over the Internet, by following the instructions in the Proxy Statement. This electronic means of communication is quick and convenient and can save the Company a substantial amount of money in printing and postage costs.

Even if you only own a few shares, we want your shares to be represented at the meeting. Please vote your shares either by returning your proxy card or by voting by telephone or over the Internet as soon as possible. See the proxy card or the voting instruction form if your shares are held through a broker for detailed instructions on how to vote by telephone or over the Internet.

We also encourage you to listen to our earnings announcements on our quarterly conference calls to hear about the financial condition of the Company. The conference calls are broadcast live over the Internet at http://www.wm.com. We will announce the dates and times of the conference calls via press releases. You may also find information about the calls and copies of our press releases, including those that announce our earnings results, posted on our website at http://www.wm.com.

SINCERELY YOURS,

JOHN C. POPE

Chairman of the Board

March 25, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF WASTE MANAGEMENT, INC.

Date and Time:

May 8, 2009 at 11:00 a.m., Central Time

Place:

The Maury Myers Conference Center

Waste Management, Inc.

1021 Main Street

Houston, Texas 77002

Purpose:

•	To elect eight directors;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

•	To vote on a proposal to amend our Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares authorized for issuance under the ESPP;

•	To vote on a proposal to approve our 2009 Stock Incentive Plan (the “2009 SIP”);

•	To vote on a stockholder proposal relating to disclosure of political contributions, if properly presented at the meeting;

•	To vote on a stockholder proposal to adopt simple majority vote, if properly presented at the meeting; and

•	To conduct other business that is properly raised at the meeting.

Only stockholders of record on March 11, 2009 may vote at the meeting.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope, or vote by telephone or over the Internet by following the instructions on the proxy card.

LINDA J. SMITH

Corporate Secretary

March 25, 2009

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held On May 8, 2009

The 2009 Proxy Statement and 2008 Annual Report to Stockholders are available at http://www.wm.com.

About this Proxy Statement

We sent you these proxy materials because Waste Management’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares.

Who May Vote

Stockholders of Waste Management, as recorded in our stock register at the close of business on March 11, 2009, may vote at the meeting. On March 25, 2009 we began mailing these proxy materials to those stockholders. Each share of Waste Management Common Stock is entitled to one vote. As of March 11, 2009, there were 491,918,960 shares of Common Stock outstanding and entitled to vote.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy. You may revoke your proxy before we vote it at the meeting:

•	by submitting a new proxy with a later date;

•	by voting in person at the meeting; or

•	by notifying our Corporate Secretary in writing at Waste Management, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002.

Your most current proxy is the one that is counted unless you vote in person at the meeting.

How Proxies Work

Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You can vote by proxy:

•	by telephone or over the Internet by following the instructions on the proxy card or the voting instruction form if your shares are held through a broker; or

•	by mail by signing, dating and mailing the enclosed proxy card.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name and shares held in our ESPP are covered by separate proxy cards. If you hold shares through a broker, your ability to vote by phone or over the Internet depends on your broker’s voting process. You should complete and return each proxy or other voting instruction request provided to you.

If you sign your proxy but do not give voting instructions, we will vote your shares as follows:

•	in favor of our director candidates;

•	in favor of the ratification of the independent registered public accounting firm;

•	in favor of the amendment to our ESPP;

•	in favor of the approval of the 2009 SIP;

•	against the stockholder proposal relating to disclosure of political contributions; and

•	against the stockholder proposal to adopt simple majority vote.

If you give us your proxy, any other matters that may properly come before the meeting will be voted at the discretion of the proxy holders.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted in determining whether a quorum is present. A broker non-vote is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on those proposals and has not received instructions from its client as to how to vote on a particular proposal.

Votes Needed

The election of each director requires the favorable vote of a majority of the votes cast.

Each of the other proposals requires the favorable vote of a majority of the shares present, either by proxy or in person, and entitled to vote.

Abstentions will have no effect on the election of directors. For each of the other proposals, abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote.

If your shares are held by your broker and you do not give voting instructions, your broker will be entitled to vote your shares in its discretion for the election of directors and the ratification of our independent registered public accounting firm. For each of the other proposals, your shares will be treated as broker non-votes. Although broker non-votes are treated as present for quorum purposes, they are not entitled to vote. Thus, absent voting instructions from you, your broker will not be able to vote your shares with respect to the amendment to our ESPP, the approval of our 2009 SIP or the two stockholder proposals. A broker non-vote with respect to these proposals will not affect their outcome.

Attending in Person

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you plan to attend, please bring identification and, if you hold shares in street name, bring your bank or broker statement showing your beneficial ownership of Waste Management stock in order to be admitted to the meeting.

If you are planning to attend our Annual Meeting and require directions to the meeting, please contact our Corporate Secretary at 713-512-6200.

The only items that will be discussed at this year’s Annual Meeting will be the six agenda items set out in the Notice. There will be no presentations made at this year’s meeting.

BOARD OF DIRECTORS

Our Board of Directors currently has eight members. Our Board is not classified, which means that each member is elected annually. Mr. Pope is the Non-Executive Chairman of the Board and presides over all meetings of the Board, including executive sessions that only non-employee directors attend.

Stockholders and interested parties wishing to communicate with the Board or the non-employee directors should address their communications to Mr. John C. Pope, Non-Executive Chairman of the Board, c/o Waste Management, Inc., P.O. Box 53569, Houston, Texas 77052-3569.

DIRECTOR NOMINEES

(Item 1 on the Proxy Card)

The first proposal on the agenda is the election of eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Board has nominated the eight director candidates named below, and recommends that you vote for their election. These eight directors are the only directors who have been nominated in accordance with our By-laws. Therefore, the Company’s director candidates are the only nominees that will be presented for the 2009 Annual Meeting. Information concerning how to nominate a director may be found under the Nominating and Governance Committee heading on page 7. All of the director candidates presented are current directors.

The nominees receiving the favorable vote of a majority of the votes cast, either by proxy or in person, will be elected. If any nominee is unable or unwilling to serve as a director, which we do not anticipate, the Board, by resolution, may reduce the number of directors or may choose a substitute. Our By-laws provide that if any director nominee does not receive more than 50% of the votes cast for his election, he will tender his resignation to the Board of Directors. The Nominating and Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.

The Board of Directors has determined that each of the following seven non-employee director candidates is independent in accordance with the New York Stock Exchange requirements:

Pastora San Juan Cafferty

Frank M. Clark, Jr.

Patrick W. Gross

John C. Pope

W. Robert Reum

Steven G. Rothmeier

Thomas H. Weidemeyer

Mr. Steiner is the only employee director and, as such, is not considered an “independent” director.

To assist the Board in determining independence, the Board of Directors adopted categorical standards of director independence, which meet or exceed the New York Stock Exchange requirements. These standards specify certain relationships that must be avoided in order for the non-employee director to be deemed independent. The Board reviewed all commercial and non-profit affiliations of each non-employee director and the dollar amount of all transactions between the Company and each entity with which a non-employee director is affiliated to determine independence. These transactions included the Company, through its subsidiaries, providing waste management services in the ordinary course of business and the Company and its subsidiaries purchasing goods and services in the ordinary course of business. The categorical standards our Board uses in determining independence are included in our Corporate Governance Guidelines, which can be found on our website. The Board has determined that each non-employee director candidate meets these categorical standards and that there are no other relationships that would affect independence.

The following is a brief biography of each director nominee.

Name and Term of Office	Age	Positions Held and Business Experience for Past Five Years
Pastora San Juan Cafferty Director since 1994	68

•        Professor Emerita — University of Chicago since June 2005, Professor — University of Chicago from 1985 to 2005 and faculty member from 1971 to 2005.

•        Director of Integrys Energy Group, Inc. and Harris Financial Corporation, a private corporation.

Frank M. Clark, Jr. Director since 2002	63

•        Chairman and Chief Executive Officer — ComEd (energy services company and subsidiary of Exelon Corporation) since November 2005, President — ComEd from 2001 to November 2005.

•        Executive Vice President and Chief of Staff — Exelon Corporation (public utility holding company) from 2004 to 2005; Senior Vice President – Exelon Corporation from 2002 to 2004.

•        Director of Aetna Inc. and Harris Financial Corporation, a private corporation.

Patrick W. Gross Director since 2006	64

•        Chairman of The Lovell Group (private investment and advisory firm) since October 2001.

•        Director of Capital One Financial Corporation, Career Education Corporation, Liquidity Services, Inc., Taleo Corporation and Rosetta Stone, Inc., a private corporation.

John C. Pope Non-Executive Chairman of the Board since 2004; Director since 1997	59	• Chairman of the Board — PFI Group (private investment firm) since July 1994. • Director of R.R. Donnelley & Sons Company, Dollar Thrifty Automotive Group, Inc., Kraft Foods, Inc. and Con-way, Inc.

W. Robert Reum Director since 2003	66	• Chairman, President and CEO — Amsted Industries Incorporated (diversified manufacturer for the railroad, vehicular and construction industries) since March 2001.

Steven G. Rothmeier Director since 1997	62	• Chairman and CEO — Great Northern Capital (private investment management, consulting and merchant banking firm) since March 1993. • Director of Precision Castparts Inc. and Arvin Meritor, Inc.

David P. Steiner Chief Executive Officer and Director since 2004	48	• Executive Vice President and Chief Financial Officer from April 2003 to March 2004. • Director of Tyco Electronics Corporation.

Thomas H. Weidemeyer Director since 2005	61

•        Chief Operating Officer — United Parcel Service, Inc. (package delivery and supply chain services company) from 2001 to 2003, and Senior Vice President — United Parcel Service, Inc. from 1994 to 2003.

•        President, UPS Airlines (UPS owned airline) from 1994 to 2003.

•        Director of NRG Energy, Inc., The Goodyear Tire & Rubber Company and Amsted Industries Incorporated.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEE DIRECTORS.

Meetings and Board Committees

Last year the Board held twelve meetings and each committee of the Board met independently as set forth below. Each incumbent director attended at least 75% of the meetings of the Board and the committees on which he served. In addition, all directors attended the 2008 Annual Meeting of Stockholders. Although we do not have a formal policy regarding director attendance at the Annual Meeting, it has been longstanding practice that all directors attend the Annual Meeting unless there are unavoidable schedule conflicts or unforeseen circumstances.

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board, and all members of the Board are invited to attend all committee meetings. The Board has three separate standing committees: the Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended; the Management Development and Compensation Committee; and the Nominating and Governance Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary. In 2006, the Board appointed a Special Committee as described below.

The Audit Committee

Mr. Rothmeier has been the Chairman of our Audit Committee since May 2004. The other members of our Audit Committee are Ms. Cafferty and Messrs. Clark, Gross, Pope and Reum. Each of the members of our Audit Committee is independent in accordance with the rules and regulations of the New York Stock Exchange. Our Audit Committee held ten meetings in 2008.

SEC rules require that each publicly traded company have at least one financial expert on its Audit Committee. Our Board of Directors has named Mr. Rothmeier and Mr. Pope as the Audit Committee’s financial experts based on a thorough review of their education and financial and public company experience.

Mr. Rothmeier served in various leadership positions in the airline industry for approximately 16 years, including the positions of Chairman, CEO and CFO of Northwest Airlines. He founded Great Northern Capital, a private investment management, consulting and merchant banking firm, in 1993, where he continues to serve as Chairman and CEO. Mr. Rothmeier has a master’s degree in finance from the University of Chicago Graduate School of Business and a bachelor’s degree in business administration from the University of Notre Dame. Mr. Rothmeier serves on one public company audit committee in addition to ours.

Mr. Pope served in various financial positions, primarily in the airline industry, for approximately 17 years, including over nine years combined in CFO positions at American Airlines and United Airlines. He has a master’s degree in finance from the Harvard Graduate School of Business Administration and a bachelor’s degree in engineering and applied science from Yale University. Mr. Pope serves on three public company audit committees in addition to ours. The Board reviewed the time Mr. Pope spends on each company’s audit committee and the time he spends on other companies’ interests and determined that such service and time does not impair his ability to serve on our Audit Committee.

Mr. Gross also serves on three public company audit committees in addition to ours. The Board reviewed the time Mr. Gross spends on each company’s audit committee and the time he spends on other companies’ interests and determined that such service and time does not impair his ability to serve on our Audit Committee.

The Audit Committee’s duties are set forth in a written charter that was approved by the Board of Directors. A copy of the charter can be found on our website. The Audit Committee generally is responsible for overseeing all matters relating to our financial statements and reporting, internal audit function and independent auditors. As part of its function, the Audit Committee reports the results of all of its reviews to the full Board. In fulfilling its duties, the Audit Committee, has the following responsibilities:

Administrative Responsibilities

•	Report to the Board, at least annually, all public company audit committee memberships by members of the Audit Committee;

•	Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board; and

•	Adopt an orientation program for new Audit Committee members.

Independent Auditor

•	Engage an independent auditor, determine the auditor’s compensation and replace the auditor if necessary;

•	Review the independence of the independent auditor and establish our policies for hiring current or former employees of the independent auditor;

•	Evaluate the lead partner of our independent audit team and review a report, at least annually, describing the independent auditor’s internal control procedures; and

•	Pre-approve all services, including non-audit engagements, provided by the independent auditor.

Internal Audit

•	Review the plans, staffing, reports and activities of the internal auditors; and

•	Review and establish procedures for receiving, retaining and handling complaints, including anonymous complaints by our employees, regarding accounting, internal controls and auditing matters.

Financial Statements

•	Review financial statements and Forms 10-K and 10-Q with management and the independent auditor;

•	Review all earnings press releases and discuss with management the type of earnings guidance that we provide to analysts and rating agencies;

•

Discuss with the independent auditor any material changes to our accounting principles and matters required to be communicated under Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•	Review our financial reporting, accounting and auditing practices with management, the independent auditor and our internal auditors;

•	Review management’s and the independent auditor’s assessment of the adequacy and effectiveness of financial reporting controls; and

•	Review CEO and CFO certifications related to our reports and filings.

The Management Development and Compensation Committee

Mr. Reum has served as the Chairman of our Management Development and Compensation Committee since May 2004. The other members of the Committee are Messrs. Clark, Pope, Rothmeier and Weidemeyer. Each of the members of our Compensation Committee is independent in accordance with the rules and regulations of the New York Stock Exchange. The Compensation Committee met six times in 2008.

Our Compensation Committee is responsible for overseeing all of our executive and senior management compensation, as well as developing the Company’s compensation philosophy generally. The Compensation Committee’s written charter, which was approved by the Board of Directors, can be found on our website. In fulfilling its duties, the Compensation Committee has the following responsibilities:

•	Review and establish policies governing the compensation and benefits of all of our executives;

•	Approve the compensation of our senior management and set the bonus plan goals for those individuals;

•	Conduct an annual evaluation of our Chief Executive Officer by all independent directors to set his compensation;

•	Oversee the administration of all of our equity-based incentive plans;

•	Recommend to the full Board new Company compensation and benefit plans or changes to our existing plans; and

•	Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board.

In overseeing compensation matters, the Compensation Committee may delegate authority for day-to-day administration and interpretation of the Company’s plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to Company employees. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers.

For additional information on the Compensation Committee, see the Compensation Discussion and Analysis on page 13.

The Nominating and Governance Committee

Ms. Cafferty has served as the Chairperson of our Nominating and Governance Committee since May 2008. The other members of the Committee include Messrs. Gross, Pope and Weidemeyer. Each of the members of our Nominating and Governance Committee is independent in accordance with the rules and regulations of the New York Stock Exchange. In 2008, the Nominating and Governance Committee met four times.

The Nominating and Governance Committee has a written charter that has been approved by the Board of Directors and can be reviewed by accessing our website. It is the duty of the Nominating and Governance Committee to oversee matters regarding corporate governance. In fulfilling its duties, the Nominating and Governance Committee, has the following responsibilities:

•	Review and recommend the composition of our Board, including the nature and duties of each of our committees;

•	Evaluate and recommend to the Board the compensation paid to our non-employee directors;

•	Evaluate the charters of each of the committees and recommend who the committee chairs will be;

•	Review individual director’s performance, when issues arise, in consultation with the Chairman of the Board;

•	Recommend retirement policies for the Board, the terms for directors and the proper ratio of employee directors to outside directors;

•	Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board;

•	Review stockholder proposals received for inclusion in the Company’s proxy statement and recommend action to be taken with regard to the proposals to the Board; and

•	Identify and recommend to the Board candidates to fill director vacancies.

Potential director candidates are identified through various methods; the Committee welcomes suggestions from directors, members of management, and stockholders. From time to time, the Nominating and Governance Committee uses outside consultants to assist it with identifying potential director candidates.

For all potential candidates, the Nominating and Governance Committee considers all factors it deems relevant, such as a candidate’s personal and professional integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, and the potential for effectiveness, in conjunction with the other directors, to serve the long-term interests of the stockholders. The Committee uses a matrix of functional and industry experiences to develop criteria to select candidates. Before being nominated by the Nominating and Governance Committee, director candidates are interviewed by the Chief Executive Officer and a minimum of two members of the Nominating and Governance Committee, including the Non-Executive Chairman of the Board. Additional interviews may include other members of the Board, representatives from senior levels of management and an outside consultant.

The Committee currently intends to maintain the size of the Board at eight directors, which is consistent with the objective stated in our Corporate Governance Guidelines. The Nominating and Governance Committee will consider all potential nominees on their merits without regard to the source of recommendation. The Nominating and Governance Committee believes that the nominating process will and should continue to involve significant subjective judgments. To suggest a nominee, you should submit your candidate’s name, together with biographical information and his or her written consent to nomination to the Chairman of the Nominating and Governance Committee, Waste Management, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002, between October 27, 2009 and November 26, 2009.

Special Committee

The Board of Directors appointed a Special Committee in November 2006 to make determinations regarding the Company’s obligation to provide indemnification when and as may be necessary. The Special Committee consists of Mr. Gross and Mr. Weidemeyer. The Special Committee held no meetings in 2008.

Stockholders may obtain copies of our Corporate Governance Guidelines, the Charters of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, and our Code of Conduct free of charge by contacting the Corporate Secretary, c/o Waste Management, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002 or by accessing our website at http://www.wm.com.

DIRECTOR NOMINEE AND OFFICER STOCK OWNERSHIP

In March 2004, the Board of Directors adopted stock ownership guidelines for our non-employee directors, and in December 2008, the Board amended the guidelines. Under the current guidelines, each director is required to hold Common Stock or share-based instruments valued at five times his annual cash retainer, based on a $30.00 stock price. For non-employee directors other than Mr. Pope, the requirement currently is 15,000 shares, and Mr. Pope’s ownership requirement currently is 31,600 shares. Directors have five years from the later of the date of election to the Board or the effective date of an increase in the guidelines to attain the required level of ownership. Ms. Cafferty has currently reached her required level of ownership. The remaining non-employee directors each have until December 2013 to reach their required level of ownership.

In October 2002, the Compensation Committee adopted stock ownership guidelines for our executives, which are described in the Compensation Discussion and Analysis on page 22 of this Proxy Statement.

The Stock Ownership Table below shows how much Common Stock each director nominee and executive officer named in the Summary Compensation Table on page 25 owned as of March 11, 2009, our record date for the Annual Meeting. These individuals, both individually and in the aggregate, own less than 1% of our outstanding shares as of the record date.

The table does not include performance share units granted to executive officers that have not yet been earned. Performance share units are settled in shares of our Common Stock based on the Company’s achievement of certain financial performance objectives during a three-year performance period. The actual number of shares the executives may receive at the end of the performance period will vary depending on the level of achievement of the Company’s financial objectives, and can vary from zero to two times the number of performance share units granted. Since the number of shares, if any, that will ultimately be issued pursuant to the performance share units is not known, we have excluded them from the table.

Stock Ownership Table

Name	Shares of Common Stock Owned(1)	Shares of Common Stock Covered by Exercisable Options	Phantom Stock(2)
Pastora San Juan Cafferty	16,144	30,000	0
Frank M. Clark, Jr.	13,461	0	0
Patrick W. Gross	7,457	0	0
John C. Pope (3)	27,252	30,000	1,438
W. Robert Reum	12,097	0	0
Steven G. Rothmeier	13,136	30,000	0
Thomas H. Weidemeyer	9,114	0	0
David P. Steiner	328,777	766,593	22,921
Lawrence O’Donnell, III	180,036	820,318	0
Robert G. Simpson	93,581	221,768	0
James E. Trevathan	92,599	367,500	0
Duane C. Woods (4)	51,652	127,000	3,793
All directors and executive officers as a group (23 persons)	1,133,772	3,045,010	42,679

(1)	Includes restricted stock units held by the executive officers that will be paid out in shares of our Common Stock upon vesting of the award. The restricted stock units are subject to forfeiture in certain circumstances. The restricted stock units were granted to executive officers under the Company’s equity compensation plans, as further described in the Compensation Discussion and Analysis beginning on page 18. The following restricted stock units are included in the number of shares of Common Stock owned by the named executive officers:

Restricted Stock Units
David P. Steiner	37,207
Lawrence O’Donnell, III	15,785
Robert G. Simpson	12,403
James E. Trevathan	7,330
Duane C. Woods	7,330

Included in the “All directors and executive officers as a group” are 60,572 additional restricted stock units held by our other executive officers.

(2)

Certain non-employee directors received phantom stock as a result of their deferrals of compensation under the Company’s previous directors’ deferred compensation plans. Executive officers receive phantom stock if they choose Waste Management stock as an investment option under the Company’s 409A Deferral Savings Plan described in the Nonqualified Deferred Compensation table on page 30. Phantom stock is equal in value to one share of our Common Stock and receives dividend equivalents, in the form of additional phantom stock, at the same time that holders of shares of Common Stock receive dividends. The value of the phantom stock is paid out, in cash, at a future date elected by the director or executive.

(3)	The number of shares owned by Mr. Pope includes 435 shares held in trusts for the benefit of his children.

(4)	The number of shares owned by Mr. Woods includes 125 shares held by his children and 185 shares held by his wife’s IRA.

PERSONS OWNING MORE THAN 5% OF WASTE MANAGEMENT COMMON STOCK

The table below shows the beneficial ownership of stockholders owning more than 5% of our Common Stock as of the date of such stockholders’ filings with the SEC. We included this information based on Schedules 13G filed with the SEC through March 11, 2009.

	Shares Beneficially Owned
Name and Address	Number	Percent
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	34,356,700	7.0

Riofisa Holdings, S.L. Arbea Campus Empresarial Edificio 5 Carretera de Fuencarral a Alcobendas M 603 Km 3’800 Alcobendas (Madrid) Spain	32,653,680	6.65

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, executive officers, directors and stockholders who own more than 10% of our Common Stock are required to file reports of their ownership, as well as any changes in their ownership, with the SEC and the New York Stock Exchange.

We are not aware of any stockholders owning more than 10% of our Common Stock. Based on a review of the forms and written representations from our executive officers and directors, we believe that, during the last fiscal year, the executive officers and directors complied with all applicable requirements, with the exception of the following:

•

In March 2008, a Form 4 evidencing the annual grant of restricted stock units under the Company’s 2004 Stock Incentive Plan to Mr. Robertson, Vice President and Chief Accounting Officer, was filed late due to an administrative error by the Company.

EXECUTIVE OFFICERS

The following is a listing of our current executive officers, other than Mr. Steiner, whose personal information is included in the Director Nominees section of this Proxy Statement on page 4, indicating their names, ages and a summary of their business experience for the past five years.

Name	Age	Positions Held and Business Experience for Past Five Years
David A. Aardsma	52	• Senior Vice President, Sales and Marketing since January 2005. • Vice President, Sales from August 2000 to January 2005.

Lynn M. Caddell	55	• Senior Vice President and Chief Information Officer since March 2004.

Barry H. Caldwell	48	• Senior Vice President — Government Affairs and Corporate Communications since September 2002.

Patrick J. DeRueda	47

•        President, WM Recycle America, L.L.C. (formerly Recycle America Alliance, L.L.C.), a wholly-owned subsidiary of the Company, since March 2005.

•        Market Area General Manager — New Mexico Market from February 2003 to March 2005.

Brett W. Frazier	54

•        Senior Vice President — Eastern Group since June 2007.

•        Vice President — Collections Operation Support from February 2006 to June 2007.

•        Vice President — Operations Improvement from November 2005 to February 2006.

•        Market Area General Manager — Houston Metro Area from December 2002 to November 2005.

Jeff M. Harris	54	• Senior Vice President — Midwest Group since April 2006. • Area Vice President — Michigan Market Area from April 2000 to April 2006.

Lawrence O’Donnell, III	51	• President and Chief Operating Officer since March 2004.

Cherie C. Rice	46	• Vice President — Finance since May 2004, and Treasurer since January 2004.

Greg A. Robertson	55	• Vice President and Chief Accounting Officer since March 2004.

Name	Age	Positions Held and Business Experience for Past Five Years
Michael J. Romans	58	• Senior Vice President, People since January 2007. • Senior Vice President — Human Resources, The St. Joe Company (real estate operating company) from May 2006 to January 2007.

•        Senior Vice President — Human Resources, Hughes Supply, Inc. (wholesale distributor of construction, repair and maintenance-related products) from December 2004 to March 2006.

•        Senior Vice President — Human Resources, Standard Register Corporation (document services provider) from April 2001 to December 2004.

Robert G. Simpson	56	• Senior Vice President and Chief Financial Officer since March 2004.

James E. Trevathan	56	• Senior Vice President — Southern Group since July 2007. • Senior Vice President — Eastern Group from July 2004 to June 2007. • Senior Vice President — Sales and Marketing from May 2000 to July 2004.

Mark A. Weidman	52	• President of Wheelabrator Technologies Inc., a wholly-owned subsidiary of the Company, since March 2006. • Vice President — Operations of Wheelabrator from June 2001 to March 2006.

Rick L Wittenbraker	61	• Senior Vice President, General Counsel and Chief Compliance Officer since November 2003.

Duane C. Woods	57	• Senior Vice President — Western Group since July 2004. • Vice President and General Counsel — Western Group from August 1998 to July 2004.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The following Compensation Discussion and Analysis discusses how our Management Development and Compensation Committee (the “Compensation Committee” or “Committee”) made its compensation decisions and the rationale behind those decisions for the Company’s executive officers named in the Summary Compensation Table (the “named executives” or “named executive officers”) for 2008.

The following executives were our named executive officers for fiscal 2008:

•	David P. Steiner, Chief Executive Officer since March 2004

•	Lawrence O’Donnell, III, President and Chief Operating Officer since March 2004

•	Robert G. Simpson, Senior Vice President and Chief Financial Officer since March 2004

•	James E. Trevathan, Senior Vice President – Southern Group since July 2007

•	Duane C. Woods, Senior Vice President – Western Group since July 2004

Philosophy and goals of our executive compensation programs

Our compensation philosophy is to attract and retain exceptional employees; encourage and reward performance; and align our decision makers’ long-term interests with those of our stockholders. This philosophy applies to our employees generally and our named executive officers specifically. Our compensation programs have been designed to offer a total competitive compensation package for our named executive officers with an appropriate mix of fixed and variable compensation that supports a pay-for-performance relationship tied to stockholder value.

How we make compensation decisions

The Compensation Committee meets several times each year to perform its responsibilities as delegated by the Board of Directors and as set forth in the Committee’s charter. These responsibilities include approving and evaluating the Company’s compensation philosophy, policies, plans and programs for our executive officers, as defined under the federal securities laws.

In the performance of its duties, the Committee regularly reviews the total compensation, including the base salary, target bonus award opportunities, long-term incentive award opportunities and other benefits, including potential severance payments of each of our named executive officers. At a regularly scheduled meeting each year, typically in August, the Committee reviews our named executives’ total compensation and compares that compensation to the competitive market, as discussed below. In December before the plan year begins or January of the plan year, the Compensation Committee sets performance measures for that year’s annual and long-term incentives. In February of each year, the Compensation Committee meets to determine salary increases, if any, for the named executive officers; verifies the results of operations for bonus calculations; reviews the individual annual incentive targets as a percent of salary for each of the named executive officers; and makes decisions on granting long-term equity awards.

The Compensation Committee uses several resources in its analysis of the appropriate compensation for the named executive officers. Since 2006, the Committee has used tally sheets to review the compensation of our named executive officers, which show the cumulative impact of all elements of compensation. These tally sheets provide a means for comparing internal equity for all compensation components. They also include detailed information and dollar amounts for each component of compensation, the value of all equity held by each named executive, and the value of welfare and retirement benefits and severance payments.

The Compensation Committee also has hired an independent consultant to provide advice to the Committee relating to market and general compensation trends. The Committee also uses the services of its independent consultant for data gathering and analyses, which the Committee uses for its discussions and decisions on the named executive officers’ compensation. The Committee has retained Frederic W. Cook & Co., Inc., as its independent consultant since 2002. The Company makes regular payments to Frederic W. Cook for its services and also paid $3,400 in 2008 for the purchase of the firm’s Long-Term Incentive Compensation Survey, in which the Company participated.

In addition to services related to executive compensation, the consultant has provided the Board of Directors’ Nominating and Governance Committee information and advice related to director compensation. Frederic W. Cook has no other business relationships with the Company and receives no other payments from the Company. In February 2008, the Compensation Committee adopted a written policy to ensure the independence of any compensation consultants utilized by the Committee for executive compensation matters. Pursuant to the policy, no compensation consultant engaged by the Compensation Committee to assist in determining or recommending the compensation of executive officers may be engaged by management of the Company to provide any other services unless first approved by the Committee.

Mr. Steiner and Mr. O’Donnell play a part in determining compensation, as they assess the performance of the named executive officers reporting to them and report these assessments to the Committee. The Company’s People Department personnel also assist the Committee by working with the Committee’s independent consultant to provide information requested by the Committee and assisting Mr. Steiner and Mr. O’Donnell in making recommendations to the Committee. The People Department also assists the Committee in designing and administering the Company’s incentive programs.

When performing its analyses, one of the data sources used by the Compensation Committee is peer group compensation information. The purpose of the comparisons of our named executives’ compensation with executives at other companies is to gauge the competitive market. This market is relevant for attracting and retaining key talent. Each of our named executive officers has been promoted to his current position from within the Company, which the Compensation Committee believes is an important and beneficial practice that it intends to continue when possible. As a result, retention generally is a more important factor in looking at comparative compensation data than is recruitment.

For consideration in the development of 2008 executive compensation, the independent consultant provided the Committee with compensation data from (i) the 2007 Hewitt Executive Regression survey of companies and (ii) a peer group. In using the published survey information, the Committee looked at comparable executive positions in the Hewitt survey for general industry companies, excluding financial services, with revenues ranging from $9.0 billion to $19.8 billion, of which there were 70.

The peer group is recommended by the independent consultant with input from management and evaluated and approved by the Compensation Committee each year. The peer group is chosen based on publicly traded companies with revenue greater than $5 billion, and similar total assets, income from operations, number of employees, market capitalization and growth as ours. Additionally, we look for asset intensive businesses that have primarily domestic operations with focus on transportation and/or logistics. Information for executive positions from the peer group is derived from those companies’ proxy statements as filed with the SEC. The peer group used for consideration of 2008 compensation included the companies listed below:

Allied Waste Industries	Norfolk Southern
ADP	Pitney Bowes
Burlington Northern Santa Fe	Republic Services
CH Robinson	Ryder
CSX	Schlumberger
Entergy	Southern Company
FedEx	Sysco
FPL Group	Union Pacific
Grainger	United Parcel Service
Halliburton	YRC Worldwide

The survey data and the peer group data are blended, when possible, such that each data source is weighted fifty percent.

The Company’s independent consultant annually provides the Committee with a competitive analysis of total direct compensation levels and mix for our named executives versus executives within the comparison group. The Company is, on average, within a median range of the comparison companies for various measures of size and performance. Based on this ranking, the Committee has determined that for competitive comparisons, total direct compensation packages for our named executive officers within a range of plus or minus twenty percentage points of the median total compensation of the comparison group is appropriate. In making these determinations, total direct compensation consists of base salary, target annual bonus, and the annualized grant date fair value of long-term equity incentive awards.

Additionally, when making compensation decisions, we try to be compliant with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code when possible. Section 162(m) generally limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to the Chief Executive Officer or any of the other named executive officers unless the excess amount is performance-based. Throughout this discussion we have noted the programs that are designed to meet the Section 162(m) requirements.

Elements of 2008 total compensation

Set forth below are the material components of the total compensation paid to our named executive officers in 2008. Certain changes were made from prior years, including the elimination of restricted stock unit awards and most perquisites. Additionally, as discussed below, the long-term equity incentive awards we granted to our named executive officers consisted solely of performance share units in 2008. Beginning January 2008, we stopped providing all perquisites except for the annual physical and Mr. Steiner’s use of the corporate aircraft, described below.

Annual Cash Compensation

Base Salary – This is the fixed amount of compensation to provide the named executive officers with sufficient, regularly-paid income for performing day-to-day responsibilities and to attract, recruit and retain individuals with the necessary knowledge, skills and abilities to successfully execute their job duties and responsibilities.

Each of our named executive officers is party to an employment agreement that provides for a base salary that, once increased, may not be reduced. Additionally, each of our named executive officers was promoted to his current position from within the Company and, at such time, was given a raise to account for his new roles and responsibilities. The Committee’s decisions regarding our named executives’ base salaries currently relate generally to annual increases, if any. In prior years, some of our named executives have received raises above the Company’s regular merit increase. This generally occurs when the Compensation Committee believes that the individual’s increased experience and personal performance in his role warrants a higher than average increase. In these circumstances, the raise is also normally meant to increase the competitiveness of the individual’s base salary in relation to the comparison group, his peers within the Company, or both. However, the Committee believes that the mix of total compensation is as important as the amount of total compensation and as a result, considers the effect that salary increases will have on the mix of compensation as well as the total amount of compensation when making salary increases.

Effective March 30, 2008, each of our named executive officers received a 3% merit increase, which was the Company’s standard increase for employees meeting all job expectations. The Company looks at competitive market data for cost of labor increases in determining its standard annual increases. The table below shows the base salary, after giving effect to the 2008 increase, of each of our named executive officers. None of these individuals received merit increases in 2009 as, given the current challenging economic environment, in January 2009 the Company determined to freeze salaries of all exempt employees for the time being.

2008 Base Salary
Mr. Steiner	$1,075,000
Mr. O’Donnell	$775,288
Mr. Simpson	$520,985
Mr. Trevathan	$566,298
Mr. Woods	$565,710

Incentive Plan Bonus – Annual cash bonus awards are earned for achieving the Company’s short-term financial goals and other strategic objectives measured over the current year. Bonuses are structured to give the named executive officers the opportunity to earn total annual cash payments that are competitive from a total remuneration standpoint and to ensure focus on annual financial, operating and strategic results.

Each of our named executive officers participates in our annual incentive plan, which provides for annual cash bonuses, the target amount of which is a percentage of base salary. Pursuant to the plan, bonuses may range from 0% to 200% of the target percentage, dependent on the achievement of pre-set Company performance goals discussed below. For all executive positions, the percentage of salary is set based on job responsibility using market data. However, new hires or promotions may be assigned a percentage of salary that is below the percentage normally used for a particular position. In those cases, as the individual gains experience or otherwise proves himself through performance, the percentage is raised to the standard level. Shown below are the target bonuses of each of the named executive officers:

Target Bonus as a Percentage of Base Salary
Mr. Steiner	115%
Mr. O’Donnell	100%
Mr. Simpson	85%
Mr. Trevathan	85%
Mr. Woods	85%

The discretion and decisions of the Compensation Committee regarding annual bonus payments relate primarily to the setting of the performance objectives, which the Committee chooses to ensure pay-for-performance and encourage behavior that benefits our stockholders. Because of the formulaic nature of our bonus plan, the Committee does not choose specific dollar amounts to be paid to our named executive officers. Instead, the Committee chooses financial performance measures it believes must be achieved in order for the named executives to earn the amounts listed in the table above. Additionally, the Committee retains the right to increase or decrease any of the named executive’s bonus payment by as much as 25% for extraordinary personal performance, although in no circumstance can a bonus payment be more than 200% of the target payment. This personal performance modifier is not expected to be used often, and was created in the unusual event that the financial performance of the Company and resulting calculation of a bonus payment does not accurately reflect the individual performance of a named executive officer. The Committee did not modify any of our named executives’ 2008 bonus payments.

The annual incentive plan is designed to comply with the performance-based compensation exemption under Section 162(m) of the Code by allowing the Compensation Committee to set performance criteria for payments, which may not exceed the predetermined amount of 0.5% of pre-tax income per participant.

Annual Incentive Plan Calculations

In setting performance criteria for the annual incentive plan, the Compensation Committee ensures that our named executives are rewarded for results, but does not allow for payments without them. The targets established by the Committee are measurable goals that will drive behaviors to create performance and results. The targets are designed to keep our named executive officers focused on operational and financial results in the near-term by placing a significant portion of their pay at risk and allowing them to share in the success of the Company when results are achieved.

The performance measures for our named executive officers’ annual incentive plan bonuses in 2008 were income from operations as a percentage of revenue and income from operations excluding depreciation and amortization, weighted equally. Income from operations as a percentage of revenues is a measure indicative of our operating profitability. The Committee believes that using this margin as a performance measure ensures that our named executives are focused on generating profitable revenue, cost cutting and cost control, and making the best use of our assets. Income from operations excluding depreciation and amortization is indicative of our operating profitability before non-operating expenses and non-cash charges. Using these measures also encourages our named executives to focus on making decisions that will ensure profitability of the Company for the benefit of stockholders.

The target performance measures for our named executives’ bonuses are set at aggressive but achievable goals that will pay 100% of the individual’s target bonus amount if met. The Committee also sets threshold and maximum measures. The threshold is the minimum performance necessary for a payout to be made. In 2008, the Committee decided to increase the threshold measure to 90% of the target measure from the 80% required in prior years. This decision was made to ensure that the Company’s performance objectives have been substantially accomplished before named executive officers are allowed to benefit, rather than allowing payments for generally expected results. The maximum measure, which is equal to 110% of target, is the amount at which the maximum bonus payment will be made.

The table below sets forth the performance measures set by the Compensation Committee for 2008 (dollars in millions):

	Threshold Performance (60% Payment)	Target Performance (100% Payment)	Maximum Performance (200% Payment)
Income from Operations Margin	16.1%	17.9%	19.7%
Income from Operations excluding Depreciation and Amortization
Consolidated	$3,325	$3,694	$4,063
Southern Group	$1,080	$1,200	$1,320
Western Group	$835	$928	$1,021

When setting the performance measure goals, the Compensation Committee looks to the Company’s historical results of operations and analyses and forecasts for the coming year. Specifically, the Committee considered expected revenue based on analyses of pricing and volume trends, as affected by operational and general economic factors; expected wage, maintenance, fuel and other operational costs; and expected selling and administrative costs. Based on this information, in December 2007, the Committee determined that the targeted improvement in the Company’s margin of income from operations as a percentage of revenue should be approximately seven percent over 2007’s actual results of operations and income from operations excluding depreciation and amortization improvement should be five percent over the 2007 results, both as calculated for incentive plan purposes. These improvements are reflected in the actual performance measures set forth above. The Committee believes that achieving this level of improved performance warrants the bonus payments shown in the Summary Compensation Table on page 25. The threshold performance measures approved by the Committee are the minimum performance required in order to receive any bonus payment, and the measures for 2008 reflect an essentially flat performance over 2007. Given the economic outlook for 2008 and many of the specific operational headwinds considered in early 2008, the Compensation Committee believed that sustaining profitability in a likely challenging year should still earn a bonus payment, albeit at a much lower level.

Additionally, the Committee determined that a year-over-year improvement to income from operations as a percentage of revenue should be required. As a result, although the threshold performance for that measure was set at 16.1%, no payment for that portion of the bonus calculation could be made unless the Company’s income from operations as a percentage of revenue exceeded the 2007 actual measure, as computed for incentive plan purposes, of 17.02%.

In determining whether the measures were met, the Committee has discretion to make adjustments to the calculations for unusual, non-recurring or otherwise non-operational matters that it believes do not accurately reflect true results of operations expected from management for bonus purposes. In 2008, actual results were adjusted both downwards and upwards for certain matters such as tax settlements, gains on divestitures and other unusual items, the net effect of which was an increase in income from operations margin and an increase in income from operations excluding depreciation and amortization.

The table below shows the Company’s achievement of its performance measures, as adjusted for the items noted above, and the corresponding payouts to its executives for 2008 (dollars in millions):

	Income from Operations Margin	Payment Percentage	Income from Operations excluding Depreciation and Amortization		Payment Percentage
Mr. Steiner	17.4%	87.9%	Consolidated	$3,536	82.9%
Mr. O’Donnell	17.4%	87.9%	Consolidated	$3,536	82.9%
Mr. Simpson	17.4%	87.9%	Consolidated	$3,536	82.9%
Mr. Trevathan	17.4%	87.9%	Southern Group	$1,149	83.2%
Mr. Woods	17.4%	87.9%	Western Group	$ 859	70.3%

Long-Term Equity Incentives

Long-term equity incentives are a key component of our named executive officers’ compensation packages. Our equity awards are designed to hold individuals accountable for long-term decisions by rewarding the success of those decisions. Historically, the Company has granted stock options, restricted stock awards, restricted stock units and performance share units. In 2008, the named executive officers’ awards consisted solely of performance share units. In late 2007, the Compensation Committee made the decision to not grant restricted stock unit awards to its named executive officers in 2008, which it had previously granted, because it believes that the performance share units achieve all of the purposes of restricted stock units – retention and alignment with stockholders – but also ensure that performance criteria are met before the awards can be earned. However, the Compensation Committee continuously evaluates the components of its programs. In determining which forms of equity compensation are appropriate, the Committee considers whether the awards granted are achieving their purpose; the competitive market; and accounting, tax or other regulatory issues, among others. In determining the appropriate awards for the named executives’ 2009 long-term incentive grant, the Compensation Committee discussed granting stock options as a means to maximize the link between the value for the individual and the value created for our stockholders. However, based on several factors, including the current economic environment that could give rise to questions regarding the timing of the stock option grants, the Committee decided to continue granting only performance share units to the named executive officers for 2009. However, the Committee will continue to evaluate the appropriate form of equity awards annually to determine the best way to incent and reward the named executive officers. This may result in a future equity grant consisting of a mix of performance share units, restricted stock units, stock options, or other equity vehicles as deemed appropriate.

Performance Share Units – Performance share units are granted to our named executive officers annually to build stock ownership and align compensation with the achievement of our long-term financial goals. We believe these awards encourage our named executive officers to focus on creating stockholder value and achieving strategic objectives as measured over three-year periods.

Performance share units provide an immediate retention value since there is unvested potential value at the date of grant. At the same time, performance share units must be earned based on financial performance and the value fluctuates with the Company’s stock performance. The final earned award is tied to performance and supports our pay for performance objective. Since the value of the award will fluctuate along with the Company’s stock price, there is also a strong connection between the executive and stockholder interests. Each annual grant of performance share units has a three-year performance period, which would be forfeited if the executive were to voluntarily terminate his employment.

The number of units granted each year corresponds to an equal number of shares of Common Stock. At the end of the three-year performance period for each grant, the Company will deliver a number of shares ranging from 0% to 200% of the initial number of units granted, depending on the Company’s three-year performance against objective, pre-established financial metrics described herein and subject to the general payout and forfeiture provisions. Recipients have the opportunity to defer receipt of their performance share unit award. Deferred amounts are not invested, nor do they earn interest and they are paid out in shares of Common Stock. Performance share unit awards granted in 2007 and later earn dividend equivalents, which are accrued at the target number and paid out based on the number of shares actually awarded, if any, at the end of the performance period.

The Compensation Committee determined the number of units that were granted to each of the named executives in 2008 by establishing a targeted dollar amount value for the award. The values chosen for our named executives were based primarily on the comparison information for the competitive market, including analysis of the named executives’ responsibility for meeting the Company’s strategic objectives, and the named executives’ total mix of compensation. Once dollar values of targeted awards were set, those values are divided by the market price for the Company’s Common Stock to determine the actual number of units to be granted. The 2008 grants of performance share units for each of our named executives, and the value of the grant based on the market price for our Common Stock on the date of grant, is shown in the table below:

	Number of Performance Share Units	Dollar Value at Target
Mr. Steiner	119,340	$3,928,673
Mr. O’Donnell	48,792	$1,606,233
Mr. Simpson	36,168	$1,190,651
Mr. Trevathan	21,379	$703,797
Mr. Woods	21,379	$703,797

When performance share units are granted, the Committee sets performance measures that must be met for the awards to actually be earned. The performance criterion for the 2008 performance share units, which have a performance period ending at year end 2010 for payment in early 2011, is split equally between (i) a three-year average of return on invested capital, or ROIC, which is generally defined as net operating profit after taxes divided by capital and (ii) a cumulative three-year earnings per share. These measures were chosen because profitable allocation of capital is critical for the long-term success of the Company and because increased earnings per share is indicative of our growth and value to stockholders. We believe that tying a significant amount of our named executive officers’ compensation to measures that will benefit the Company and its stockholders in the long-term is appropriate and necessary for the ongoing success of the Company. Prior awards of performance share units were measured based only on ROIC. The Committee decided that adding EPS as a performance measure was appropriate because of the close alignment between value generated for our stockholders and rewarding our named executive officers’ performance.

The table below shows the required achievement of the performance measures and the corresponding potential payouts under our performance share units granted in 2008. Similar to the threshold performance changes the Committee made to the Company’s annual incentive plan, the Committee decided that the threshold performance under the performance share units for a payment based on ROIC should be 90% of target rather than the 80% required in prior years to ensure that compensation relates directly to results. The Compensation Committee also chose a required annual percentage increase in EPS to determine the three-year cumulative EPS; however, whether the increases are achieved in any of the three years is not taken into account, but rather only whether the three-year cumulative number is met.

	Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout
ROIC	17.6%	60%	19.6%	100%	23.5%	200%
EPS (annual compounded increase)	8.0%	60%	10.0%	100%	18.0%	200%

The threshold, target and maximum measures are determined based on an analysis of historical performance and current projections and trends. The Committee uses this analysis and modeling of different scenarios related to items that affect the Company’s performance such as yield, volumes and capital to set the performance measures. The Committee chooses measures such that, without a solid and improved performance delivered by the Company, threshold will not be met and no award will be earned. The target measure is more aggressive and requires stronger results that show outstanding performance. Finally, maximum payouts are awarded when measures that require superior performance have been achieved.

The table below shows the performance measures, the achievement of those measures and the corresponding payouts for the performance share units that were granted in 2005, 2006 and 2007:

	ROIC
	Threshold	Target	Actual*	Award Earned
2005 PSUs (Performance period ended 12/31/07)	11.7%	16.5%	15.7%	91.2% of units paid out in shares of Common Stock in February 2008

2006 PSUs (Performance period ended 12/31/08)	12.1%	16.7%	16.2%	93.6% of units paid out in shares of Common Stock in February 2009

2007 PSUs (Performance period ending 12/31/09)	13.4%	18.5%	—	—

*	Actual results are based on the Company’s reported results of operations, as adjusted by the Committee to exclude the effect of tax audit settlements, described below.

Our performance share unit awards are intended to meet the qualified performance-based compensation exception under Section 162(m). In February 2008, the Compensation Committee approved an adjustment to the results of the performance period ended December 31, 2007 to exclude the effect significant tax audit settlements had on the equity component of the calculation of ROIC. The adjustment increased the payout under the awards that was made in 2008 and, as a result, the 2005 awards no longer satisfied the qualified performance-based compensation exception. This resulted in an increased tax expense to the Company of approximately $1.1 million, based on the federal and state combined statutory rate of 39%. The Compensation Committee believes that the adjustment was necessary and appropriate, particularly because the tax audit settlements were not reflective of operating performance. Further, it is important and consistent with the Company’s compensation philosophy that extraordinary, unusual, and one time items do not affect the payout expected based on performance. In February 2009, the Compensation Committee made the same adjustments to the calculation of ROIC for the awards granted in 2006 that were paid out in 2009. To the extent that any of the named executives’ non-performance based compensation in 2009 ultimately exceeds $1 million, some or all of the awards paid out to those executives will result in an increased tax expense to the Company. We currently expect to incur an increased tax expense in 2009 substantially similar to that incurred in 2008. Modifications to the manner in which performance goals are set were made for awards granted in 2007 and later to allow for more flexibility, and those modifications should allow the award payouts made in 2010 and later to be fully deductible under Section 162(m).

Other

Post-Employment Compensation – The compensation our named executives receive post-employment is based on provisions included in individual equity award agreements, retirement plan documents and employment agreements. We enter into employment agreements with our named executive officers because they provide a form of protection for the Company through restrictive covenant provisions. They also provide the individual protection that he will be treated fairly in the event of a termination not-for-cause or under a change-in-control situation. The change-in-control provision included in each named executive officer’s agreement requires a double trigger in order to receive any payment in the event of a change-in-control situation. First, a change-in-control must occur and second, the individual must terminate his employment for good reason or the Company must terminate his employment without cause within six months prior to or two years following the change-in-control event. We believe providing change-in-control protections ensures impartiality and objectivity of our named executive officers in the context of a change-in-control situation and protects the interests of our stockholders.

Employment agreements entered into after February 2004, which include Messrs. Simpson’s and Woods’ agreements, contain a claw-back feature that allows for the suspension and refund of termination benefits for subsequently discovered cause. The agreements generally allow the Company to cancel any remaining payments due and obligate Messrs. Simpson and Woods to refund to the Company any severance payments already made if, within one year of termination of his employment by the Company for any reason other than for cause, the Company determines that he could have been terminated for cause.

In August 2007, the Compensation Committee adopted an Executive Compensation Clawback Policy. The purpose of the policy is to set forth guidelines as to when the Company should seek reimbursement of payments that are predicated on the achievement of financial results. Generally, the policy allows the Compensation Committee to require reimbursement when there has been intentional or reckless conduct that caused financial results to materially increase an award or payment. The policy applies to all of our named executive officers.

In August 2005, the Compensation Committee approved an Executive Officer Severance Policy. The policy generally provides that the Company may not enter into severance arrangements with its executive officers, as defined in the federal securities laws, that provide for benefits, less the value of vested equity awards and benefits provided to employees generally, in an amount that exceeds 2.99 times the executive officer’s then-current base salary and target bonus, unless such future severance arrangement receives stockholder approval. The policy applies to all of our named executive officers.

Deferral Plan – Each of our named executive officers is eligible to participate in our 409A Deferred Savings Plan. The plan allows all employees with a minimum base salary of $170,000 to defer up to 25% of their base salary and up to 100% of their annual bonus (“eligible pay”) for payment at a future date. Under the plan, the Company matches the portion of pay that cannot be matched in the Company’s 401(k) Savings Plan due to IRS limits. The Company match provided under the 401(k) Savings Plan and the Deferral Plan is dollar for dollar on the first 3% of eligible pay, and fifty cents on the dollar for the next 3% of eligible pay. Participants can contribute the entire amount of their eligible pay to the Deferral Plan. Contributions in excess of the 6% will not be matched but will be tax-deferred. Company matching contributions begin in the Deferral Plan once the employee has reached the IRS limits in the 401(k) plan. Funds deferred under this plan fluctuate based on selected hypothetical funds that are the same as those in the 401(k) plan. We believe that providing a program that allows and encourages planning for retirement is a key factor in our ability to attract and retain talent. Additional details on the plan can be found in the Nonqualified Deferred Compensation table and the footnotes to the table on page 30.

Perquisites – In years prior to 2008, our named executive officers were eligible for an auto allowance; financial, legal and tax planning; home security (provided by the Company’s Corporate Security Department); and social organization/health club fees. In order to reduce the administrative costs and burden associated with the perquisite program, beginning January 2008, the Company ceased providing the taxable benefits to the named executive officers. At that time, each of the named executive officers was given a one time increase to his salary in an amount equal to the value of the perquisites, reduced for the impact the increases would have as a result of annual bonuses being a percentage of base salary. Our named executive officers will continue to receive an annual physical that is treated as a non-taxable benefit because it is required for the benefit of the Company.

Based on a periodic security assessment by an outside consultant, for security purposes the Company requires the Chief Executive Officer to use the Company’s aircraft for business and personal use. Use of the Company’s aircraft is permitted for other employee’s personal use only with Chief Executive Officer approval in special circumstances, which does not occur often. All of our named executive officers are taxed on the value of their personal use of the Company’s airplanes, if any, in accordance with IRS regulations using the Standard Industry Fare Level formula. This is a different amount than we disclose in the Summary Compensation Table, which is based on the SEC requirement to report the incremental cost to us of their use.

Stock Ownership Guidelines

We believe that executive ownership of Company Common Stock demonstrates a commitment to, and confidence in, the Company’s long-term prospects and establishes an alignment between management and our stockholders. The Company has implemented stock ownership guidelines that vary by level and are expressed as a fixed number of shares. Ownership levels were established depending upon position based on one to five times base salary as of January 2005, and then translated to a number of shares based on a $30.00 per share stock price. Shares owned outright, deferred stock units, shares held in the 401(k) plan and shares held in the Deferral Plan count towards meeting the guideline. Restricted stock shares, restricted stock units and performance share units do not count toward meeting the guideline until they are vested or earned.

Until guidelines are achieved and sustained, each of our named executive officers is required to retain at least 50% of the net shares delivered through the Company’s long-term incentive plans. In addition to the ownership target, the named executives have a one-year holding requirement that is in effect at all times, even once targeted levels of ownership are achieved. Net shares are those that remain after shares are sold or withheld to pay the exercise price of stock options and/or withholding taxes.

The following table outlines the ownership requirements for the named executive officers, each of whom had until January 2009 to meet the ownership levels.

Named Executive Officer	Ownership Requirement (number of shares)	Attainment as of 12/31/2008
Mr. Steiner	145,000	182%
Mr. O’Donnell	87,350	164%
Mr. Simpson	42,000	147%
Mr. Trevathan	32,600	227%
Mr. Woods	32,600	105%

Risk-Hedging Policies

Pursuant to the Company’s Insider Trading Policy, all executives of the Company, including the named executive officers, are prohibited from engaging in certain transactions with respect to the Company’s Common Stock, such as puts, calls and other exchange-traded derivatives. These transactions reduce or cancel the risk of an investment in the Common Stock, particularly in the short-term. Therefore, they may create the appearance that the executives are trading on inside information. Additionally, certain forms of hedging or monetization transactions allow a stockholder to lock in much of the value of his stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the holder to continue to own the covered securities, but without full risks and rewards of ownership. Therefore, all executives are also prohibited from hedging transactions.

Executive and Director Compensation

The following information may be useful to an understanding of the tables presented:

•

Our annual cash bonuses are earned and paid based on the achievement of performance goals. As a result, annual cash bonuses are included in the “Non-Equity Incentive Plan Compensation” column rather than the “Bonus” column of the Summary Compensation Table.

•	The value of our stock awards is calculated based on the fair value of the awards in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payments.

•

The dollar amount of the awards included in the “Stock Awards” column of the Summary Compensation Table is the amount recognized by the Company as compensation expense in each year presented. Generally, compensation expense for equity awards is recognized over the life of the award as it vests or is otherwise earned. Therefore, compensation expense recognized by the Company in each year includes the expense for awards granted during that year as well as that year’s expense for previously granted awards.

•

The “Grant Date Fair Value of Stock and Option Awards” column of the Grant of Plan-Based Awards in 2008 table includes the entire fair value of the performance share unit awards granted in 2008 calculated in accordance with FAS 123(R), even though, as described above, for financial reporting purposes the fair value is recognized by the Company over the term of the underlying award.

•

The Grant of Plan-Based Awards in 2008 table requires disclosure of “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.” This disclosure requires a threshold, target and maximum dollar amount. We have disclosed the amounts that could have been paid under our annual incentive bonuses based on those three scenarios, even though our 2008 annual bonuses have been earned, paid to executives, and disclosed in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. We believe that, even though actual payments have been made and disclosed, the disclosure of the possible payouts provides meaningful information to understand how our awards are structured and paid.

•

We consider all of our equity awards to be incentive compensation. However, for SEC disclosure purposes, only awards with performance criteria are considered “equity incentive plan awards.” As a result, we only disclose performance share units under the “Equity Incentive Plan Awards” columns of the Grant of Plan-Based Awards and Oustanding Equity Awards tables. Restricted stock units, restricted stock awards and stock options, if any, that are or have been granted will be disclosed in other tables as applicable.

•

Restricted stock units earn dividend equivalents at the same rate and at the same time as shares of our Common Stock. Restricted stock units may not be sold, transferred or voted, and are forfeitable upon termination for cause or voluntary termination. Restricted stock units are pro-rated in the case of retirement or termination without cause, vest immediately in the event of death or disability and also vest immediately in the case of a change-in-control, unless the successor entity agrees to assume all of the awards. At vesting, one share of Common Stock is issued for each restricted stock unit.

•

Performance share units are granted as a fixed number of units and are earned based on the achievement of a target performance goal for a three-year performance period. Unless otherwise noted, since we do not yet know how many, if any, of the performance share units will be earned, all of our disclosures are based on the target number. Dividend equivalents accrue on performance share units granted in 2008 and 2007, based on the target number of performance share units granted and are adjusted at the end of the performance period for the actual number of performance share units earned. Performance share units are forfeitable upon termination for cause or voluntary termination and receive a pro-rated payout upon retirement or termination without cause. In the event of death or disability, the performance share units receive a full payout based on actual performance at the end of the performance period. In the event of a change-in-control, performance share units are paid out in cash based on actual performance as of the date of the change-in-control with the remainder of the targeted award paid in shares of restricted stock of the successor entity. At payout, other than in the case of a change-in-control as described, one share of Common Stock is issued for each performance share unit earned.

•

Although we have not granted stock options since 2004, the stock options we granted in 2003 and 2004 contained a reload feature. A reload feature becomes available once the fair market value of the Company’s Common Stock has appreciated by 25% from the original option’s exercise price and allows the optionee to pay the exercise price of the original option using shares of stock he already owns. When this is done, the optionee will automatically be granted a number of new, reload options equal to the number of shares used in payment of the exercise price. The exercise price of the reload option is the fair market value of the Common Stock on the date the original option is exercised; the reload option vests in six months and is exercisable once the fair market value of the Common Stock has appreciated by 25% from the date of exercise of the original option. The expiration date of the reload option will be the same date as the expiration of the original option. Reload options are included in the Summary Compensation Table and are noted as such.

•

The original terms of stock options granted by the Company in and before 2004 generally provided for ratable vesting over four years, beginning one year after date of grant and expire ten years from date of grant. In December 2005, the Compensation Committee vested all employees’ outstanding stock options.

•

The Compensation Discussion and Analysis beginning on page 13 contains a discussion that should be read in conjunction with these tables to gain a complete understanding of our executive compensation philosophy, programs and decisions.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
David P. Steiner	2008	1,066,049	3,353,826	0	1,050,895	153,976	5,624,746
Chief Executive Officer	2007	998,077	3,424,866	163,601	1,612,277	131,058	6,329,879
	2006	904,808	2,721,965	51,974	1,758,270	164,270	5,601,287

Lawrence O’Donnell, III	2008	768,754	1,455,965	0	659,102	83,289	2,967,110
President & Chief Operating Officer	2007	721,837	1,564,817	207,861	1,012,971	64,749	3,572,235
	2006	686,094	1,334,636	60,228	1,158,117	99,568	3,338,643

Robert G. Simpson	2008	516,483	1,054,846	0	376,473	31,114	1,978,916
Senior Vice President & Chief Financial Officer	2007	483,932	1,048,505	87,072	576,880	55,863	2,252,252
	2006	461,960	655,104	18,514	657,756	55,193	1,848,527

James E. Trevathan	2008	562,105	633,665	0	409,936	32,855	1,638,561
Senior Vice President — Southern Group	2007	527,878	643,628	0	552,546	53,706	1,777,758
	2006	512,503	411,089	0	747,116	77,112	1,747,820

Duane C. Woods	2008	561,521	638,837	0	378,635	32,382	1,611,375
Senior Vice President — Western Group	2007	521,342	642,076	0	580,000	58,649	1,802,067
	2006	485,312	409,537	0	587,958	44,425	1,527,232

(1)	Amount shown is the compensation expense for restricted stock units, performance share units and shares of restricted stock recognized by the Company in each year, excluding the effect of estimated forfeitures. In accordance with FAS 123(R), we measure compensation expense based on the grant date fair value of our Common Stock and recognize the expense over the life of the award. As a result, the compensation expense shown in the table above includes the expense for awards granted in the year shown, as well as the expense for prior year’s awards. See Note 15 in the Notes to the Consolidated Financial Statements in our 2008 Annual Report on Form 10-K for a discussion of the assumptions used in the valuation of our equity awards. In 2008, 2007 and 2006, forfeiture rates for awards granted to all participants in our long-term incentive plans were 1.1%, 5.4% and 1.9%, respectively, for restricted stock units, and 1.5%, 5.1% and 1.9%, respectively, for performance share units.

The table below shows the grants of stock based awards to each of the named executives for the last three years. More information on the 2008 awards can be found in the “Grant of Plan-Based Awards in 2008” table on page 27.

	Year	Number of Restricted Stock Units	Number of Performance Share Units
Mr. Steiner	2008	0	119,340
	2007	23,457	70,373
	2006	55,000	55,000

Mr. O’Donnell	2008	0	48,792
	2007	9,952	29,858
	2006	23,335	23,335

Mr. Simpson	2008	0	36,168
	2007	7,820	23,460
	2006	18,335	18,335

Mr. Trevathan	2008	0	21,379
	2007	4,622	13,868
	2006	10,835	10,835

Mr. Woods	2008	0	21,379
	2007	4,622	13,868
	2006	10,835	10,835

(2)	The option awards shown in 2006 and 2007 are related to reload options granted in 2006. The fair values of the reload stock options were estimated at their grant dates using the Black-Scholes option-pricing model. We use the Black-Scholes formula to calculate an assumed value of the options for compensation expense purposes; because the formula uses assumptions, the fair values calculated are not necessarily indicative of the actual values of the stock options. The assumptions used in 2006 were a dividend yield of 2.32%; a risk-free interest rate of 5.14%; an expected life of six years; and a stock price volatility of 19.53%.

(3)	The amounts reported for each of the named executives in “All Other Compensation” for 2008 are shown below (in dollars):

	Personal Use of Company Aircraft	Annual Physical	401(k) Matching Contributions	Deferral Plan Matching Contribution	Life Insurance Premiums	Other
Mr. Steiner	105,629	250	10,350	34,011	2,349	1,387
Mr. O’Donnell	0	0	10,350	69,856	1,682	1,401
Mr. Simpson	0	250	10,350	18,008	1,119	1,387
Mr. Trevathan	0	250	10,350	20,540	1,219	496
Mr. Woods	0	363	10,350	16,900	1,219	3,550

As discussed in the Compensation Discussion and Analysis on page 22, beginning in January 2008, the Company ceased providing taxable perquisites to executives. Senior executives will continue to receive an annual physical that is treated as a non-taxable benefit because it is required for the benefit of the Company. Mr. Steiner is required by us to use the Company aircraft for all travel, whether personal or business related. We calculated the amount of the personal aircraft usage perquisite based on our incremental cost, which includes fuel, crew travel expenses, on-board catering, landing fees, trip related hangar/parking costs and other variable costs. We own or operate our aircraft primarily for business use, and therefore, do not include the fixed costs associated with the ownership or operation such as pilots’ salaries, purchase costs and non-trip related maintenance.

The amounts reported under “Other” include infrequent items that do not fall within any of the other categories, and may include such items as the use of corporate property, tickets to entertainment or sporting events, tax gross-ups, relocation allowances and severance payments. The amounts reported under “Other” for each of the named executives relate to tax gross-ups and to payments made in early 2008 of outstanding invoices for perquisites received by the executives in 2007.

Grant of Plan-Based Awards in 2008

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David P. Steiner	12/13/07	738,334	1,230,556	2,461,112
	03/03/08				71,604	119,340	238,680	3,928,673

Lawrence O’Donnell, III	12/13/07	463,069	771,782	1,543,564
	03/03/08				29,275	48,792	97,584	1,606,233

Robert G. Simpson	12/13/07	264,501	440,835	881,670
	03/03/08				21,701	36,168	72,336	1,190,651

James E. Trevathan	12/13/07	287,506	479,177	958,354
	03/03/08				12,827	21,379	42,758	703,797

Duane C. Woods	12/13/07	287,207	478,679	957,358
	03/03/08				12,827	21,379	42,758	703,797

(1)	The grant dates for the annual incentive bonus are the dates on which the Compensation Committee approved the target measures.

(2)	The awards shown are the executives’ annual incentive bonus. Actual payouts of the awards are shown in the Summary Compensation Table. The named executives’ target and maximum bonuses are a percentage of base salary, provided for in their employment agreements. The threshold levels represent the bonus amounts that would have been payable if the minimum performance requirements were met for each performance measure.

(3)	Represents the number of shares of Common Stock potentially issuable based on the achievement of performance criteria under performance share unit awards granted under our 2004 Stock Incentive Plan. Actual payouts can range from zero to 200 percent of the target award.

(4)	The value shown represents the entire grant date fair value of the performance share unit awards calculated in accordance with FAS 123(R), assuming that the target payout is achieved.

Outstanding Equity Awards at December 31, 2008

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David P. Steiner		24,922	38.205	03/06/2013	64,707	2,144,390	244,713	8,109,789
	90,000	—	29.24	03/04/2014	—	—	—	—
	335,000	—	21.08	04/03/2013	—	—	—	—
	56,593	—	19.61	03/06/2013	—	—	—	—
	135,000	—	27.88	03/07/2012	—	—	—	—
	70,000	—	30.303	07/12/2011	—	—	—	—
	30,000	—	24.013	03/01/2011	—	—	—	—
	50,000	—	23.75	11/13/2010	—	—	—	—

Lawrence O’Donnell III		31,429	37.985	03/06/2013	27,452	909,759	101,985	3,379,783
	90,000	—	29.24	03/04/2014	—	—	—	—
	79,466	—	19.613	03/06/2013	—	—	—	—
	150,000	—	27.88	03/07/2012	—	—	—	—
	175,000	—	24.013	03/01/2011	—	—	—	—
	325,852	—	16.5625	01/21/2010	—	—	—	—

Robert G. Simpson		12,892	37.095	03/06/2013	21,570	714,830	77,963	2,583,694
	33,000	—	27.60	05/13/2014	—	—	—	—
	42,000	—	29.24	03/04/2014	—	—	—	—
	65,000	—	21.08	04/03/2013	—	—	—	—
	13,768	—	19.61	03/06/2013	—	—	—	—
	33,000	—	27.88	03/07/2012	—	—	—	—
	35,000	—	24.01	03/01/2011	—	—	—	—

James E. Trevathan	20,000	—	29.23	07/19/2014	12,747	422,436	46,082	1,527,157
	50,000	—	29.24	03/04/2014	—	—	—	—
	120,000	—	19.61	03/06/2013	—	—	—	—
	65,000	—	27.88	03/07/2012	—	—	—	—
	100,000	—	24.01	03/01/2011	—	—	—	—
	12,500	—	20.50	09/13/2009	—	—	—	—

Duane C. Woods	50,000	—	28.45	06/03/2014	12,747	422,436	46,082	1,527,157
	20,000	—	29.24	03/04/2014	—	—	—	—
	18,000	—	19.61	03/06/2013	—	—	—	—
	10,000	—	26.77	05/16/2012	—	—	—	—
	15,000	—	27.88	03/07/2012	—	—	—	—
	10,000	—	24.01	03/01/2011	—	—	—	—
	4,000	—	20.50	09/13/2009	—	—	—	—

(1)	All amounts are as of December 31, 2008, and dollar values are based on the closing price of the Company’s Common Stock on December 31, 2008 of $33.14.

(2)	Represents reload stock options. The reload stock options have vested and will become exercisable once the market value of our Common Stock has increased by 25% over the option’s exercise price.

(3)	Includes restricted stock units that will vest as follows:

Mr. Steiner	13,750 vest 1/27/10
23,457 vest 1/26/10
27,500 vest 1/27/09

Mr. O’Donnell	5,833 vest 1/27/10
9,952 vest 1/26/10
11,667 vest 1/27/09

Mr. Simpson	4,583 vest 1/27/10
7,820 vest 1/26/10
9,167 vest 1/27/09

Mr. Trevathan	2,708 vest 1/27/10
4,622 vest 1/26/10
5,417 vest 1/27/09

Mr. Woods	2,708 vest 1/27/10
4,622 vest 1/26/10
5,417 vest 1/27/09

(4)	Includes performance share units with performance periods ending as follows. Performance share units are paid after the Company’s financial results of operations for the entire performance period are reported, typically in mid to late February of the succeeding year.

	Original Award	Performance Period Ending
Mr. Steiner	119,340	12/31/10
	70,373	12/31/09
	55,000	12/31/08

Mr. O’Donnell	48,792	12/31/10
	29,858	12/31/09
	23,335	12/31/08

Mr. Simpson	36,168	12/31/10
	23,460	12/31/09
	18,335	12/31/08

Mr. Trevathan	21,379	12/31/10
	13,868	12/31/09
	10,835	12/31/08

Mr. Woods	21,379	12/31/10
	13,868	12/31/09
	10,835	12/31/08

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David P. Steiner	0	0	92,935	3,121,511
Lawrence O’Donnell, III	0	0	43,225	1,461,767
Robert G. Simpson	0	0	27,890	917,846
James E. Trevathan	0	0	17,275	568,484
Duane C. Woods (2)	0	0	17,275	576,609

(1)	Includes restricted stock granted in 2004 that vested in equal installments over four years; restricted stock units granted in 2005 and 2006 that vest in equal installments over four years; and performance share units granted in 2005 with a performance period ended December 31, 2007 that were paid out in February 2008.

(2)	Mr. Woods deferred receipt of 5,418 of the restricted stock units, valued at $167,497, or $30.915 per share, on January 27, 2008, the date of vesting. The restricted stock units are deferred until Mr. Woods leaves the Company.

Nonqualified Deferred Compensation in 2008

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)
David P. Steiner	205,269	34,011	(174,014)	0	1,206,181
Lawrence O’Donnell, III	299,368	69,856	(598,148)	0	2,379,463
Robert G. Simpson	31,014	18,008	(179,122)	0	432,263
James E. Trevathan	140,526	20,540	95,172	0	2,468,429
Duane C. Woods	58,000	16,900	(402,812)	0	1,290,219

(1)	Contributions are under the Company’s Deferral Plan, described in the Compensation Discussion and Analysis on page 22. In this Proxy Statement as well as in previous years, we include executive contributions to the Deferral Plan in Base Salary in the Summary Compensation Table.

(2)	Company contributions to the executives’ Deferral Plan accounts are included in All Other Compensation, but not Base Salary, in the Summary Compensation Table.

(3)	Earnings on these accounts are not included in any other amounts in the tables included in this Proxy Statement, as the amounts required to be disclosed in this column represent the general market earnings of investments, not preferential earnings.

(4)	Accounts are distributed as either a lump sum payment or in annual installments (i) when the employee has reached at least 65 years of age or (ii) at a future date that occurs after termination of employment. Special circumstances may allow for a modified distribution in the event of the employee’s death, an unforeseen emergency, or upon a change-in-control of the Company. In the event of death, distribution will be made to the designated beneficiary in the form previously elected by the executive. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount required to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company matching contributions, and gains and/or losses related to their investment choices.

Non-Employee Director Compensation in 2008

Our non-employee director program consists of equity and cash compensation. Compensation for directors is reviewed annually by the Nominating and Governance Committee with the assistance of an independent third-party consultant, and set by action of the Board of Directors. The Board’s goal in designing director’s compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the board of a complex Fortune 200 company. The Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.

Equity Compensation

Non-employee directors receive an annual grant of shares of Common Stock. There are no restrictions on the shares; however, non-employee directors are subject to ownership guidelines. The grant of shares is made in two equal installments and is based on the value on the dates of grants, which are January 15 and July 15 of each year. In January 2008, the equity grant to non-employee directors was valued at $80,000 and each director received a grant valued at $40,000 on January 15, 2008. In July 2008, the Board increased the value of the annual grant to $110,000 and, as a result, the grants to directors on July 15, 2008 were valued at $55,000. In addition to the annual grant, Mr. Pope receives a grant of shares valued at $100,000 for his service as Non-Executive Chairman of the Board, which is also awarded in two equal installments on January 15 and July 15 of each year. In accordance with FAS 123(R), the grant date fair value of the awards is the number of shares issued times the market value of our Common Stock on that date; there are no assumptions used in the valuation of shares.

The Company’s grants issued prior to 2008 consisted of deferred stock units that were paid in shares of Common Stock one year following termination of Board service. In December 2007, each of our directors elected to take early receipt of his deferred units and recognize a taxable event on receipt of the shares issued, which occurred in December 2008.

Cash Compensation

All non-employee directors receive an annual cash retainer and additional cash compensation for serving in specified positions. In July 2008, the Board increased the annual cash retainer for Board service and eliminated all meeting fees. The Board also approved an annual retainer for service on the Compensation Committee. All retainers are paid in two equal installments and meeting fees were paid as earned. The table below sets forth the directors’ cash compensation as of January 1, 2008 and as it currently is, after the July 2008 changes:

	January 1, 2008	As Revised
Annual Retainer	$50,000	$90,000

Meeting Fees	$2,000 for each Board meeting attended	No fees
	$1,500 for each Committee meeting attended	No fees

Annual Chair Retainers	$100,000 for Non-Executive Chairman	No change
	$25,000 for Audit Committee Chair	No change
	$20,000 for Compensation Committee Chair	No change
	$15,000 for Nominating and Governance Committee Chair	No change

Other Annual Retainers	$5,000 for Audit Committee service (other than Chair)	No change
	$10,000 for Special Committee service	No change
	No Retainer for Compensation Committee service (other than Chair)	$4,000 for Compensation Committee service (other than Chair)

The table below shows the fees paid, and stock awards issued, to the non-employee directors in 2008:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
John C. Pope, Chairman of the Board	198,500	195,000	0	393,500
Pastora San Juan Cafferty	95,500	95,000	0	190,500
Frank M. Clark, Jr.	101,500	95,000	0	196,500
Patrick W. Gross	92,000	95,000	0	187,000
W. Robert Reum	113,500	95,000	0	208,500
Steven G. Rothmeier	115,500	95,000	0	210,500
Thomas H. Weidemeyer	92,500	95,000	0	187,500

(1)	Includes an annual retainer of $70,000 for each director other than Mr. Pope, who received an annual retainer of $170,000, plus (i) compensation for meeting attendance through June 30, 2008, and (ii) compensation for serving on, or as chairman of, board committees.

(2)	Includes an award valued at $40,000 on January 15, 2008 and an award valued at $55,000 on July 15, 2008 for all directors other than Mr. Pope, who received a January 15, 2008 award valued at $90,000 and a July 15, 2008 award valued at $105,000. The grant-date fair values of the shares issued are the number of shares issued times the market value of our Common Stock; no assumptions are used in the valuations.

The table below shows the number of shares of Common Stock each non-employee director received in payment of his deferred stock units on December 22, 2008, and the aggregate number of phantom stock held by Mr. Pope. Phantom stock was issued under directors’ deferred compensation plans in effect prior to 2003, under which non-employee directors were able to defer cash compensation. Each phantom stock unit is equal in value to one share of our Common Stock and receives dividend equivalents, in the form of additional phantom stock, at the same time as actual shares of Common Stock receive dividends. The phantom stock accrued for Mr. Pope will be paid out in cash on December 31, 2009, based on his prior election. On December 31, 2008, Mr. Pope received a cash payout of $14,897, representing 465 phantom stock units, in payment of amounts he had deferred in 1999.

	Shares Received on 12/22/08 in Payment of Deferred Stock Units	Number of Phantom Stock Units at 12/31/08
John C. Pope	24,617	1,438
Pastora San Juan Cafferty	14,446	0
Frank M. Clark, Jr.	14,446	0
Patrick W. Gross	5,534	0
W. Robert Reum	12,467	0
Steven G. Rothmeier	14,446	0
Thomas H. Weidemeyer	7,961	0

(3)	The table below shows the number of stock options held by each of our non-employee directors as of December 31, 2008. The options are all fully vested based on their initial terms and all expire ten years from date of grant. The Company stopped granting options to our non-employee directors after 2002.

	Grant Date	No. of Options Outstanding	Exercise Price($)
John C. Pope	01/02/2002	10,000	30.2400
	01/02/2001	10,000	26.3750
	01/03/2000	10,000	16.6875
	01/04/1999	10,000	47.1250

Pastora San Juan Cafferty	01/02/2002	10,000	30.2400
	01/02/2001	10,000	26.3750
	01/03/2000	10,000	16.6875
	01/04/1999	10,000	47.1250

Steven G. Rothmeier	01/02/2002	10,000	30.2400
	01/02/2001	10,000	26.3750
	01/03/2000	10,000	16.6875
	01/04/1999	10,000	47.1250

Potential Payments Upon Termination or Change-in-Control

The Company has entered into employment agreements with certain of its officers, including the named executive officers. The agreements with the named executives contain provisions regarding consideration payable to the executives upon termination of employment as described below. Each of the agreements also contains post-termination restrictive covenants, including a covenant not to compete, non-solicitation covenants, and a non-disparagement covenant, each of which lasts for two years after termination.

We enter into employment agreements with our executive officers based on competitive market practices and because they provide a form of protection for the Company through restrictive covenant provisions. They also provide the executive a sense of security and trust that they will be treated fairly in the event of a termination not for cause or under a change-in-control situation. We believe change-in-control protections ensure impartiality and objectivity for our executives and enhance the interest of our stockholders.

As described in the Compensation Discussion and Analysis on page 21, employment agreements entered into after February 2004 include a clawback feature for termination payments, which is applicable to Mr. Simpson and Mr. Woods whose agreements were both entered into in October 2004. The Company adopted a Clawback Policy in August 2007, as described in the Compensation Discussion and Analysis on page 21, that could, in certain circumstances, result in the Company not paying to the executive amounts he would otherwise be entitled to as described in the following tables.

The terms “Cause,” “Good Reason,” and “Change-in-Control” as used in the table below are defined in the executives’ employment agreements and have the meanings generally described below. You should refer to the individual agreements for the actual definitions.

“Cause” generally means the executive has:

•	deliberately refused to perform his duties;

•	breached his duty of loyalty to the Company;

•	been convicted of a felony;

•	intentionally and materially harmed the Company; or

•	breached the covenants contained in his agreement.

“Good Reason” generally means that, without the executive’s consent:

•	his duties or responsibilities have been substantially changed;

•	he has been removed from his position;

•	the Company has breached his employment agreement;

•	any successor to the Company has not assumed the obligations under his employment agreement; or

•	he has been reassigned to a location more than fifty (50) miles away.

“Change-in-Control” generally means that:

•	at least twenty-five percent (25%) of the Company’s Common Stock has been acquired by one person or persons acting as a group;

•

the majority of the Board of Directors consists of individuals other than those serving as of the date of the executive’s employment agreement or those that were not elected by at least two-thirds (2/3) of those directors;

•	there has been a merger of the Company in which at least fifty percent (50%) of the combined post-merger voting power of the surviving entity does not consist of the Company’s pre-merger voting power, or a merger to effect a recapitalization that resulted in a person or persons acting as a group acquired twenty-five percent (25%) or more of the Company’s voting securities; or

•	the Company is liquidating or selling all or substantially all of its assets.

The following tables represent potential payouts to our named executives upon termination of employment pursuant to the terms of their employment agreements. The payouts assume the triggering event indicated occurred on December 31, 2008, at which time the closing price of our Common Stock was $33.14 per share. These payouts are determined for SEC disclosure purposes and are not necessarily indicative of the actual amounts the executive would receive. The actual performance share unit payout will be based on future performance of the Company after the assumed date of termination. Since this amount cannot be predicted, we have based the payout on target awards outstanding at December 31, 2008. The payout for continuation of benefits and perquisites is an estimate of the cost the Company would incur to continue those benefits.

Potential Consideration upon Termination of Employment:

David P. Steiner

Triggering Event	Compensation Component	Payout($)
Death or Disability	Severance Benefits • Accelerated vesting of restricted stock units	2,144,390
	• Accelerated vesting of performance share units	8,109,789
	• Two times base salary as of date of termination (payable in bi-weekly installments over a two-year period)	2,150,000
	• Life insurance benefit	1,025,000

	Total	13,429,179

Termination Without Cause by the Company or For Good Reason by the Employee	Severance Benefits • Two times base salary plus target annual bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	4,622,500
	• Continued coverage under health and welfare benefit plans for two years	19,944
	• Prorated vesting of restricted stock units	1,349,660
	• Prorated vesting of performance share units	4,698,921

	Total	10,691,025

Termination Without Cause by the Company or For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-Control (Double Trigger)	Severance Benefits • Three times base salary plus target bonus, paid in lump sum	6,933,750
	• Continued coverage under health and welfare benefit plans for three years	29,916
	• Accelerated vesting of restricted stock units	2,144,390
	• Accelerated vesting of performance share units	8,109,789
	• Full maximum bonus, prorated to date of termination	2,461,112
	• Gross-up payment for any excise taxes	5,019,812

	Total	24,698,769

Lawrence O’Donnell, III

Triggering Event	Compensation Component	Payout($)
Death or Disability	Severance Benefits • Accelerated vesting of restricted stock units	909,759
	• Accelerated vesting of performance share units	3,379,783
	• Two times base salary as of date of termination (payable in bi-weekly installments over a two-year period)	1,550,576
	• Life insurance benefit	734,000

	Total	6,574,118

Termination Without Cause by the Company or For Good Reason by the Employee	Severance Benefits • Two times base salary plus target annual bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	3,101,152
	• Continued coverage under benefit plans for two years
	• Health and Welfare Benefit Plans	19,944
	• Deferred Savings Plan	139,712
	• 401(k)	20,700
	• Prorated vesting of restricted stock units	572,593
	• Prorated vesting of performance share units	1,973,222

	Total	5,827,323

Termination Without Cause by the Company or For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-Control (Double Trigger)	Severance Benefits • Three times base salary plus target bonus, paid in lump sum	4,651,728
	• Continued coverage under benefit plans for three years
	• Health and Welfare Benefit Plans	29,916
	• Deferred Savings Plan	209,568
	• 401(k)	31,050
	• Accelerated vesting of restricted stock units	909,759
	• Accelerated vesting of performance share units	3,379,783
	• Full maximum bonus, prorated to date of termination	1,543,564
	• Gross-up payment for any excise taxes	2,714,932

	Total	13,470,300

Robert G. Simpson

Triggering Event	Compensation Component	Payout($)
Death or Disability	Severance Benefits • Accelerated vesting of restricted stock units	714,830
	• Accelerated vesting of performance share units	2,583,694
	• Life insurance benefit	488,000

	Total	3,786,524

Termination Without Cause by the Company or For Good Reason by the Employee	Severance Benefits • Two times base salary plus target annual bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	1,927,644
	• Continued coverage under health and welfare benefit plans for two years	19,944
	• Prorated vesting of restricted stock units	449,876
	• Prorated vesting of performance share units	1,526,428

	Total	3,923,892

Termination Without Cause by the Company or For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-Control (Double Trigger)	Severance Benefits • Three times base salary plus target bonus, paid in lump sum	2,891,466
	• Continued coverage under health and welfare benefit plans for three years	29,916
	• Accelerated vesting of restricted stock units	714,830
	• Accelerated vesting of performance share units	2,583,694
	• Full maximum bonus, prorated to date of termination	881,670
	• Gross-up payment for any excise taxes	1,790,309

	Total	8,891,885

James E. Trevathan

Triggering Event	Compensation Component	Payout($)
Death or Disability	Severance Benefits • Accelerated vesting of restricted stock units	422,436
	• Accelerated vesting of performance share units	1,527,157
	• Two times base salary as of date of termination (payable in bi-weekly installments over a two-year period)	1,132,596
	• Life insurance benefit	532,000

	Total	3,614,189

Termination Without Cause by the Company or For Good Reason by the Employee	Severance Benefits • Two times base salary plus target annual bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	2,095,302
	• Continued coverage under benefit plans for two years
	• Health and Welfare Benefit Plans	19,944
	• Deferred Savings Plan	41,080
	• 401(k)	20,700
	• Prorated vesting of restricted stock units	265,849
	• Prorated vesting of performance share units	902,203

	Total	3,345,078

Termination Without Cause by the Company or For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-Control (Double Trigger)	Severance Benefits • Two times base salary plus target bonus, paid in lump sum	2,095,302
	• Continued coverage under benefit plans for two years
	• Health and Welfare Benefit Plans	19,944
	• Deferred Savings Plan	41,080
	• 401(k)	20,700
	• Accelerated vesting of restricted stock units	422,436
	• Accelerated vesting of performance share units	1,527,157
	• Full maximum bonus, prorated to date of termination	958,354
	• Gross-up payment for any excise taxes	1,230,305

	Total	6,315,278

Duane C. Woods

Triggering Event	Compensation Component	Payout($)
Death or Disability	Severance Benefits • Accelerated vesting of restricted stock units	422,436
	• Accelerated vesting of performance share units	1,527,157
	• Life insurance benefit	532,000

	Total	2,481,593

Termination Without Cause by the Company or For Good Reason by the Employee	Severance Benefits • Two times base salary plus target annual bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	2,093,128
	• Continued coverage under health and welfare benefit plans for two years	19,944
	• Prorated vesting of restricted stock units	265,849
	• Prorated vesting of performance share units	902,203

	Total	3,281,124

Termination Without Cause by the Company or For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-Control (Double Trigger)	Severance Benefits • Three times base salary plus target bonus, paid in lump sum	3,139,692
	• Continued coverage under health and welfare benefit plans for three years	29,916
	• Accelerated vesting of restricted stock units	422,436
	• Accelerated vesting of performance share units	1,527,157
	• Full maximum bonus, prorated to date of termination	957,358
	• Gross-up payment for any excise taxes	1,965,453

	Total	8,042,012

In addition to the severance benefits outlined above, each of the executives named below would receive the following amounts upon a termination of his employment. All of these amounts were earned as of December 31, 2008 but would not be paid, absent termination of employment, until a later date in accordance with the terms of the applicable plans:

Compensation Component	Steiner ($)	O’Donnell ($)	Simpson ($)	Trevathan ($)	Woods ($)
Prorated incentive bonus based on actual performance (1)	1,050,895	659,102	376,473	409,936	378,635

Value of vested stock options (2)	6,809,103	9,214,737	1,809,931	3,309,700	840,500

Value of shares issued on February 17, 2009 pursuant to performance share units granted in 2006 with a performance period ending December 31, 2008 (3)	1,466,923	622,388	489,031	288,996	288,996

Distribution from Deferred Savings Plan	1,206,181	2,379,463	432,263	2,468,429	1,290,219

(1)	The named executives’ agreements provide for payment of any earned but unpaid bonuses. Pursuant to our Annual Incentive Plan, bonuses are fully earned as of December 31 of the performance year, although not calculated and paid until the first quarter of the following year. Because this disclosure assumes a termination of employment effective December 31, the “prorated” amounts included herein amount to the full year 2008 actual bonus payments.

(2)	The Company vested all employees’ outstanding stock options effective December 2005. The benefit to the executive is the continued exercisability of the vested options. In the event of termination for cause, all options are immediately cancelled. Employees generally otherwise have three months post-termination to exercise their options, except (i) in the case of death or disability, in which case there is continued exercisability for one year, and (ii) in the case of retirement, in which case there is continued exercisability for three years. However, the employment agreements we entered into with Mr. Steiner, Mr. O’Donnell and Mr. Simpson give them the ability to exercise all stock options granted before 2004 for two years after termination of employment without cause or for good reason and for three years after termination without cause or for good reason six months prior to, or two years following, a change-in-control. Mr. Trevathan’s employment agreement gives him the ability to exercise all stock options granted before 2004 for two years after termination of employment without cause or for good reason and for termination without cause or for good reason six months prior to, or two years following, a change-in-control. Mr. Wood’s employment agreement does not provide for extended exercisability of his stock options upon termination. The value, if any, of the benefit of continued exercisability to executives is dependent on when the stock options are ultimately exercised and will depend on future fluctuations in market value of the Company’s Common Stock. We have valued the benefit based on the potential gain executives could have realized if the stock options were exercised as of December 31, 2008.

(3)	The actual number of shares issuable pursuant to the performance share unit award was not determinable at December 31, 2008, and therefore the award is shown as unearned in the “Outstanding Equity Awards at December 31, 2008” table on page 28. The value of the award shown here is based on the fair market value of our Common Stock on February 17, 2009, the date of payout of the award, of $28.495.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, beginning on page 13, with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Management Development and Compensation Committee of the Board of Directors

W. Robert Reum, Chairman

Frank M. Clark, Jr.

John C. Pope

Steven G. Rothmeier

Thomas H. Weidemeyer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008 Ms. Cafferty and Messrs. Clark, Pope, Reum, Rothmeier and Weidemeyer served on the Compensation Committee. No member of the Compensation Committee was an officer or employee of Waste Management during 2008 nor was any member of the Compensation Committee a former officer of the Company.

During 2008 none of our executive officers served as:

•	a member of a compensation committee of another company, one of whose executive officers served on our Compensation Committee;

•	a director of another company, one of whose executive officers served on our Compensation Committee; or

•	a member of a compensation committee of another company, one of whose executive officers served as one of our directors.

RELATED PARTY TRANSACTIONS

The Board of Directors has adopted a written Related Party Transactions Policy for the review, approval or ratification of Related Party Transactions, which are defined as all current or proposed transactions in excess of $120,000 in which (i) the Company is a participant and (ii) any director, executive officer or immediate family member of any director or executive officer has a direct or indirect material interest. The Nominating and Governance Committee is responsible for overseeing the policy, which requires all Related Party Transactions to be ratified by the Nominating and Governance Committee.

All executive officers and directors are required to notify the General Counsel or the Corporate Secretary as soon as practicable of any proposed Related Party Transaction. The General Counsel will determine whether a potential transaction or relationship constitutes a Related Party Transaction that requires compliance with the policy and/or disclosure as a Related Party Transaction under applicable SEC rules. If the General Counsel determines that the transaction or relationship constitutes a Related Party Transaction, the transaction is referred to the Nominating and Governance Committee.

The Nominating and Governance Committee will review a detailed description of the transaction, including:

•	the terms of the transaction;

•	the business purpose of the transaction;

•	the benefits to the Company and to the relevant related party; and

•	whether the transaction would require a waiver of the Company’s Code of Conduct.

In determining whether to approve a Related Party Transaction, the Nominating and Governance Committee will consider, among other things, the following factors:

•	whether the terms of the Related Party Transaction are fair to the Company and such terms would be on the same basis if the transaction did not involve an outside director or executive officer;

•	whether there are business reasons for the Company to enter into the Related Party Transaction;

•	whether the Related Party Transaction would impair the independence of an outside director;

•	whether the Related Party Transaction would present an improper conflict of interest for any outside director or executive officer of the Company; and

•	whether the Related Party Transaction is material.

Any member of the Nominating and Governance Committee who has an interest in the transaction presented for consideration will abstain from voting on the Related Party Transaction.

The Nominating and Governance Committee’s consideration of Related Party Transactions and its determination of whether to approve such a transaction are reflected in the minutes of the Nominating and Governance Committee’s meetings.

In 2008, Mr. Steiner, Chief Executive Officer and a Director, purchased $300,000 principal amount of the Company’s 6.10% Senior Notes due March 2018 in an open-market transaction. Interest payments on the notes are made on March 15 and September 15 of each year, with the final interest payment made at maturity on March 15, 2018. Mr. Steiner purchased the notes after the 2008 interest payment dates and therefore received no interest payments in 2008. The Company is not aware of any other related party transactions that would require disclosure.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board of Directors, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and to select the independent auditor for ratification by stockholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2008 with management and the independent registered public accounting firm, and has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report:

•

First, the Audit Committee discussed with Ernst & Young, the Company’s independent registered public accounting firm for fiscal year 2008, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Second, the Audit Committee discussed with Ernst & Young its independence and received from Ernst & Young a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of other non-audit services to the Company is compatible with the auditor’s independence.

•

Third, the Audit Committee met periodically with members of management, the internal auditors and Ernst & Young to review and discuss internal controls over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2008, as well as Ernst & Young’s report regarding the effectiveness of internal control over financial reporting.

•

Finally, the Audit Committee reviewed and discussed, with the Company’s management and Ernst & Young, the Company’s audited consolidated balance sheet as of December 31, 2008, and consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended December 31, 2008, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

The Committee has also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans of their respective audits. The Committee meets periodically with both the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal audit.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm.

Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board (and the Board approved) that the Company’s financial statements be included in its annual report for its fiscal year ended December 31, 2008. The Committee has also approved the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2009.

The Audit Committee of the Board of Directors

Steven G. Rothmeier, Chairman
Pastora San Juan Cafferty
Frank M. Clark, Jr.
Patrick W. Gross
John C. Pope
W. Robert Reum

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

The next proposal on the agenda for the Annual Meeting is the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009.

Representatives of Ernst & Young LLP will be at the Annual Meeting. They will be able to make a statement if they want, and will be available to answer any appropriate questions stockholders may have.

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2008	2007
	(in millions)
Audit Fees	$7.7	$7.7
Audit-Related Fees	1.2	1.2
Tax Fees	0.0	0.0
All Other Fees	0.0	0.0

Total	$8.9	$8.9

Audit includes fees for the annual audit, reviews of the Company’s Quarterly Reports on Form 10-Q, work performed to support the Company’s debt issuances, accounting consultations, and separate subsidiary audits required by statute or regulation, both domestically and internationally. Audit-related fees principally include separate subsidiary audits not required by statute or regulation and employee benefit plan audits. Tax fees were for tax audit and compliance assistance in certain foreign jurisdictions.

The Audit Committee has adopted procedures for the approval of Ernst & Young’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval. The services are grouped into significant categories and provided to the Audit Committee in the format shown above. All projects that have the potential to exceed $100,000 are separately identified and reported to the Committee for approval. The Audit Committee Chairman has the authority to approve additional services, not previously approved, between Committee meetings. Any additional services approved by the Audit Committee Chairman between Committee meetings are ratified by the full Committee at the next regularly scheduled meeting. The Audit Committee is updated on the status of all services and related fees at every regular meeting. In 2008 and 2007, the Audit Committee pre-approved all audit, audit-related and tax services performed by Ernst & Young.

As set forth in the Audit Committee Report on page 43, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

In connection with the audit of the 2008 and prior year financial statements, we entered into engagement letters with Ernst & Young, which set forth the terms by which Ernst & Young would perform audit services for the Company. Those agreements are subject to alternative dispute resolution procedures and a mutual exclusion of punitive damages.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

PROPOSAL TO AMEND THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

(Item 3 on the Proxy Card)

Description of the Amendment

The Board of Directors believes it is in the Company’s best interest to encourage stock ownership by our employees. Accordingly, the Board of Directors established the ESPP, which was approved by stockholders at our 1997 Annual Meeting. An aggregate of 1,000,000 shares of Common Stock was originally authorized for issuance under the ESPP and stockholders have approved an additional 5,750,000 shares for issuance since then. As of March 11, 2009, approximately 33,000 employees were eligible to participate in the ESPP and less than 500,000 shares remained available for issuance. Therefore, the Board of Directors will present a proposal to increase the number of shares authorized for issuance by an additional 3,000,000 shares of Common Stock by amending the ESPP.

Description of the ESPP

The ESPP permits eligible employees that enroll in the ESPP to purchase shares of Common Stock at a discount. On the last day of each six-month period between January 1 and June 30 and July 1 and December 31 (each, an “Offering Period”), each employee who is enrolled in the ESPP will automatically purchase a number of shares of Common Stock determined by dividing such employee’s payroll deductions accumulated in the ESPP during such Offering Period by the Offering Price. The Offering Price of each of the shares purchased in a given Offering Period shall be the lower of 85% of the fair market value of a share of Common Stock on the first day or last day of the Offering Period. If an employee withdraws from participation during an Offering Period, the monies contributed to the Plan are refunded immediately without interest.

The ESPP is administered by the Administrative Committee of the Waste Management Employee Benefit Plans, a committee appointed by the Board of Directors. The Administrative Committee has the authority to interpret all provisions of the ESPP. Generally, all full-time employees who have been employed for at least 30 days prior to an enrollment date are eligible to participate in the ESPP.

Eligible employees may elect to participate in the ESPP by completing an enrollment agreement that authorizes payroll deductions from the employee’s pay. The payroll deduction may not exceed ten percent of the employee’s gross pay. In addition, an employee generally cannot contribute more than an amount that would (a) result in the employee owning Common Stock and/or options to purchase Common Stock making up five percent or more of our outstanding capital stock, or (b) permit such employee to purchase more than $25,000 of Common Stock in that year.

All payroll deductions for the ESPP are placed in our general corporate account. No interest accrues on the payroll deductions, and an employee participating in the ESPP may not make any additional payments into the account. Employees may purchase Common Stock under the ESPP only through payroll deductions.

The Board of Directors may amend the ESPP at any time. However, the ESPP may not be amended in any way that will cause rights issued thereunder to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), including stockholder approval if required.

The ESPP will terminate on (i) the date that participating employees become entitled to purchase an aggregate number of shares greater than the number of shares remaining available for purchase, or (ii) the date on which the ESPP is terminated by the Board of Directors.

The value of the Common Stock purchased through the ESPP will vary based on the fair market value of our Common Stock on the first and last days of the Offering Period. Accordingly, the number of shares that may be purchased by the named executive officers, the executive officers as a group and the non-executive officers as a group in the future is not currently determinable. Non-employee directors of the Company are not eligible to participate in the ESPP.

Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code, which provides that an employee does not have to pay any federal income tax when he elects to participate in the ESPP or when he purchases shares of Common Stock in accordance with the terms of the ESPP. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he sells the shares received under the ESPP and the price paid for them.

The foregoing does not constitute a complete statement of the federal income tax effects under the ESPP, and each participant in the ESPP should consult with his or her own tax advisor to determine the particular tax effects of participation in the ESPP and transactions in shares received thereunder.

The foregoing description of the ESPP is qualified in its entirety by, and should be read in conjunction with, the text of the ESPP, a copy of which, as proposed to be amended, is attached hereto as Appendix A.

The affirmative vote of the holders of a majority of the shares of Waste Management Common Stock present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders is required for approval of the amendment to the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL TO APPROVE THE COMPANY’S 2009 STOCK INCENTIVE PLAN

(Item 4 on the Proxy Card)

The next item on the agenda is a proposal to approve the 2009 Stock Incentive Plan, which has been adopted by our Board of Directors, subject to stockholder approval.

Our stockholders have previously approved our 2004 Stock Incentive Plan. The 2004 Plan expires by its terms on May 14, 2009, and no additional grants can be made under that plan after that date.

The Board believes that by allowing us to continue to offer our employees long-term, performance based compensation through the 2009 Stock Incentive Plan, we will continue to be able to attract, motivate and retain experienced and highly qualified employees who will contribute to our financial success. The 2009 Stock Incentive Plan will permit delivery of a significant portion of total compensation through shares of our Common Stock. We believe this practice enhances retention and assists in aligning management’s interests with stockholders’ long-term interests. The Board also believes that the same considerations are applicable to compensation for our Board of Directors.

The 2009 Stock Incentive Plan provides for grants of stock options, stock appreciation rights, stock awards and cash awards. Provisions have been included in the plan such that no re-pricings of stock options or stock appreciation rights can be made nor can discounted options be granted. Additionally, the plan includes features designed to allow grants to meet the requirements of deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

The following is a brief description of the 2009 Stock Incentive Plan. The complete plan is attached to this Proxy Statement as Appendix B.

Shares Available

Under the 2004 Stock Incentive Plan, 22.5 million shares plus any shares that were or became available for issuance under predecessor plans were authorized for issuance. The 2009 Stock Incentive Plan will authorize the use of shares equal to those remaining available for issuance under the 2004 Stock Incentive Plan. No additional share authorization is proposed. As of March 11, 2009, the number of shares available for grant under the 2004 Stock Incentive Plan was equal to 18,824,494 plus any shares that may become available due to the lapse, cancellation, forfeiture or otherwise of previously granted awards.

Administration

The Compensation Committee will administer the 2009 Stock Incentive Plan, including selecting employees eligible to receive awards, interpreting the plan, establishing and revising any rules and regulations relating to the plan and making any other determinations it deems necessary or advisable for administration of the plan. Under the plan, each member of the Compensation Committee must be an outside, non-employee director in accordance with rules and regulations under the Securities Exchange Act, as amended (the “Exchange Act”) and Section 162(m) of the Code. Each of the members of our Compensation Committee meets all of the applicable requirements. The Committee is also allowed to delegate any or all of its authority to administer the Plan, except for delegations in the case of awards that are meant to qualify under Section 162(m) of the Code. More information about our Compensation Committee can be found on page 6 of this Proxy Statement.

Awards

All awards under the 2009 Stock Incentive Plan will be evidenced by an agreement or certificate setting forth the terms and conditions of the award as approved by the Compensation Committee. The following is a description of the type of awards that may be granted. These awards may be granted singly, in tandem with or in combination with other awards.

Stock Options. Options granted under the 2009 Stock Incentive Plan may only be nonqualified stock options. The price of any stock option may not be less than the fair market value of our Common Stock on the date of grant. For purposes of the plan, “fair market value” means the average of the high and low prices of our Common Stock as reported on the New York Stock Exchange. The option price is payable in cash or, if the grant provides, in Common Stock or by surrender of an outstanding award, or a combination.

Stock Appreciation Rights. Stock appreciation rights entitle the holder to any appreciation in value of a specified number of shares of Common Stock from the date of grant until the date of exercise. Any appreciation payable is determined by the excess of the fair market value of our Common Stock on the exercise date over the fair market value of the stock on the date of grant. The payment of the appreciation may be in cash or shares of Common Stock, or a combination of the two, as the Compensation Committee determines.

Stock Awards. Stock awards under the plan may be in the form of shares of Common Stock or stock units. The stock awards granted may be subject to restrictions and contingencies regarding vesting, forfeiture and payment as the Compensation Committee may determine.

Cash Awards. The Compensation Committee may grant cash awards pursuant to terms and conditions that they deem appropriate. The plan is designed to allow for cash awards that will comply with the requirements of performance-based compensation under Section 162(m). Any cash awards that are structured to comply with Section 162(m) may not exceed $5 million in any calendar year.

Performance Share Awards. The Compensation Committee may grant employees performance share awards, the terms, conditions and limitation of which shall be determined by the Committee. The Committee will set performance goals in its discretion which, depending on the extent to which the goals are met, will determine the actual award that is paid out to the employee. The plan is designed to allow for performance share awards that will meet the requirements of performance-based compensation under Section 162(m).

The plan provides that no awards consisting of options or stock appreciation rights relating to, in the aggregate, more than one million shares (1.5 million for participants who become employees after the effective date of the plan) may be granted to any employee in any calendar year. Additionally, no participant, whether he is an employee or a non-employee director, may be granted stock awards relating to more than 300,000 shares of Common Stock in any calendar year.

Any of the awards granted under the plan, other than cash awards, may earn dividend equivalents, to be paid currently or at a later date, if the Compensation Committee so provides. Additionally, the Compensation Committee may allow award payments to be deferred. Finally, all awards granted under the plan are nontransferable except by will or in accordance with laws of descent and distribution or pursuant to a qualified domestic relations order, unless otherwise determined by the Compensation Committee.

Certain Federal Income Tax Consequences of Awards

All options granted under the 2009 Stock Incentive Plan are nonqualified options not entitled to special tax treatment under Section 422 of the Code. An option holder will generally not recognize any taxable income at the time he is granted a nonqualified stock option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.

The option holder’s basis for determination of gain or loss upon the subsequent disposition of the shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sales price and the option holder’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, we will not be allowed any federal income tax deduction upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the requirements of Section 162(m) are met, if applicable.

Participants in the 2009 Stock Incentive Plan receiving awards that are paid or settled in cash or shares of Common Stock that are not subject to forfeiture will recognize ordinary income equal to the cash or the fair market value of shares when received. We will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. If awards granted are restricted and subject to vesting, the participant will generally recognize ordinary income equal to the fair market value of the award received when all restrictions lapse. The Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met.

It is intended that awards granted under the Plan will satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time.

The foregoing is only a summary of certain effects of federal income taxation upon the recipient of an award and the Company with respect to awards granted under the 2009 Stock Incentive Plan. The U.S. federal income tax consequences to the Company and its employees of awards under the 2009 Stock Incentive Plan are complex and subject to change. This summary does not purport to be complete and does not discuss the tax consequences of the participant’s death or the income tax law of any local, state or foreign jurisdiction in which any participant may reside. Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

New Benefit Plans

Future grants made under the 2009 Stock Incentive Plan will be authorized by the Compensation Committee in its discretion (or the Board of Directors in the case of grants to non-employee directors). Therefore, it is not possible to determine the benefits or amounts that will be received by any particular participant or group of participants in the future.

The affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the 2009 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2009 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN TABLE

The following table provides information as of December 31, 2008 about the number of shares to be issued upon vesting or exercise of equity awards and the number of shares remaining available for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (a)	13,941,217	(b)	$27.07	(c)	21,188,133	(d)
Equity compensation plans not approved by security holders (e)	233,475		$22.10	(f)	499,923	(f)

Total	14,174,692		$26.97		21,688,056

(a)	Includes our Employee Stock Purchase Plan, 1993 Stock Incentive Plan, 2000 Stock Incentive Plan, 1996 Non-Employee Director’s Plan and 2004 Stock Incentive Plan.

(b)	Excludes purchase rights that accrue under the ESPP through employee payroll contributions. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as employee contributions may be terminated before the end of an offering period and, due to the look-back pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.

(c)	Excludes performance share units and restricted stock units because those awards do not have exercise prices associated with them. Also excludes purchase rights under the ESPP for the reasons described in (b), above.

(d)	The shares remaining available include 20,719,042 shares under our 2004 Stock Incentive Plan and 469,091 shares under our ESPP. In determining the number of shares available under the 2004 Stock Incentive Plan, the maximum number of shares that may be issued under variable incentive awards was used, which may be larger than the number of shares actually issued at the end of the applicable performance period for the awards. No additional shares may be issued under the 1993 Stock Incentive Plan, as that plan expired in May 2003. Additionally, upon approval by stockholders of the 2004 Stock Incentive Plan, all shares available under the 2000 Stock Incentive Plan and the 1996 Non-Employee Director’s Plan became available for issuance under the 2004 Stock Incentive Plan, as do all shares underlying awards granted under those plans that lapse, are forfeited or cancelled.

(e)	Includes our 2000 Broad-Based Employee Plan and 2003 Directors’ Deferred Compensation Plan. No options under the Broad-Based Plan are held by, or may be issued to, any of our directors or executive officers. The Broad-Based Plan allows for the granting of equity awards on such terms and conditions as the Management Development and Compensation Committee may decide; provided, that the exercise price of options may not be less than 100% of the fair market value of the stock on the date of grant, and all options expire no later than ten years from the date of grant. The Directors’ Plan provided for the issuance of units as a portion of the directors’ compensation and allowed directors to elect to defer compensation by receiving units in lieu of cash. The number of units issued to directors is valued based on the fair market value of the Common Stock, and units are paid out in an equal number of shares of Common Stock. There currently are not any units outstanding under the Directors’ Plan, as the form of the directors’ compensation changed beginning in 2008 and in connection with the change, all of the directors’ stock units vested and were paid in shares. The directors’ equity compensation is currently granted out of the 2004 Stock Incentive Plan, although the Directors’ Plan remains available.

(f)	Includes 122,739 shares remaining available for issuance under the Broad-Based Plan and 377,184 shares remaining available for issuance under the Directors’ Plan.

STOCKHOLDER PROPOSAL RELATING TO

DISCLOSURE OF POLITICAL CONTRIBUTIONS

(Item 5 on the Proxy Card)

The following proposal was submitted by the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, which owns 143 shares of Waste Management Common Stock. The proposal has been included verbatim as we received it.

Stockholder Proposal

RESOLVED: That the shareholders of Waste Management, Inc., (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution that, if made directly by the corporation, would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and,

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the Board of Directors’ Audit Committee or other relevant oversight committee and posted on the Company’s website to reduce costs to shareholders.

SUPPORTING STATEMENT: As long-term Waste Management shareholders, we support policies that apply transparency and accountability to corporate political spending.

Absent a system of accountability, we are concerned that Company assets may be used for policy objectives that may be inimical to Waste Management’s long-term interests.

For example, in 2006-2007, in California alone the Company gave more than $28,000 to candidates receiving 5 percent or less on the state’s League of Conservation Voters’ Environmental Scorecard—a potential problem for a Company trying to establish itself as the industry leader for waste and environmental services in a new green economy.

A company senior executive sits on the Board of Directors of The National Association of Manufacturers (NAM), which continues to take a strong position against government action on global warming. Without disclosure, it is impossible for shareholders to know whether Company payments to NAM are used for political activities, including that opposing government action on global warming.

Based on available public records, Waste Management has contributed at least $3 million in corporate funds since the 2002 election cycle. (http://moneyline.cq.com/pml/home.do; http://www.followthemoney.org/index.phtml)

Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. Payments to trade associations used for political activities are undisclosed and unknown.

Our Company does not disclose its political expenditures, the executives who authorize them, or the guidelines that help the Company determine the appropriateness of such expenditures.

Adoption of this proposal would align our Company with a growing number of companies that support political disclosure and accountability.

Last year this proposal received approximately 29 percent support.

We urge your support FOR this proposal.

Waste Management Response to Stockholder Proposal Relating to Disclosure of Political Contributions

Waste Management is fully committed to complying with all applicable laws concerning political contributions, including laws requiring public disclosure of political contributions and lobbying expenses. Accordingly, Waste Management believes this proposal is unnecessary because a comprehensive system of reporting and accountability for political contributions already exists.

Current law limits the amounts of political contributions that can be made, restricts the organizations or entities that can receive corporate funding, and requires that a clear system of accountability be in place, as established by regulatory agencies in the United States. Political contributions or donations made by the Company are required to be disclosed under federal, state and local campaign finance law. The Company fully complies with these disclosure and reporting requirements. As a result, information on the Company’s political contributions is available to stockholders and interested parties through public sources.

Waste Management believes that it is important to participate in the political process because it is of intrinsic benefit to our business and employees. Our policy on political contributions is published in the Company’s Code of Conduct, which is disseminated to all employees. We do not expect the candidates to whom we contribute funds to agree with our positions on all issues at all times. We do, however, seek to support candidates who recognize the importance of the environmental services we provide, while also recognizing that a fair, free market system provides the best environment for continued improvement of cost-effective services.

Contributions of funds from the Company’s Political Action Committee (“PAC”) to federal, state and local candidates and all other Company contributions are approved, in advance, by the Government Affairs Department. The PAC files monthly reports of receipts and disbursements to the Federal Election Commission (“FEC”), as well as pre-election and post-election FEC reports. Those publicly available reports identify the names of candidates supported and amounts contributed by the PAC. In addition, all political contributions to federal candidates over $200 are publicly disclosed by the FEC. Under the Lobbying Disclosure Act of 1995, Waste Management submits to Congress semi-annual reports of amounts spent on lobbying and the subjects lobbied, which are also publicly available. Those reports have been submitted quarterly since April 2008 under the Honest Leadership and Open Government Act of 2007, and semi-annual reports include a list of all federal election candidates to whom the PAC contributed during the previous six months.

Adoption of this proposal would require Waste Management to expend resources unnecessarily to create a semi-annual report disclosing political contributions, duplicating reports already publicly available.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS PROPOSAL.

STOCKHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTE

(Item 6 on the Proxy Card)

The following proposal was submitted by William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, who owns 5,100 shares of Waste Management Common Stock. The proposal has been included verbatim as we received it.

Stockholder Proposal

[WMI: Rule 14a-8 Proposal, November 2, 2008]

6 – Adopt Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against related proposals in compliance with applicable laws. This includes each 67% provision in our charter.

Statement of William Steiner

Currently a 1%-minority can frustrate the will of our 66%-shareholder majority. Our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. For example, a Goodyear (GT) management proposal for annual election of each director failed to pass even though 90% of votes cast were yes-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

The Council of Institutional Investors www.cii.org recommends adoption of simple majority voting. This proposal topic won up to 89% support at the following companies in 2008:

Amgen (AMGN)	79%	William Steiner (Sponsor)
Whirlpool (WHR)	79%	Ray T. Chevedden
Lear Corp. (LEA)	88%	John Chevedden
Liz Claiborne (LIZ)	89%	Kenneth Steiner

The merits of this Simple Majority Vote proposal should also be considered in the context of the need to initiate improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	Our directors served on boards rated “D” by The Corporate Library (TCL) www.thecorporatelibrary.com, an independent investment research firm:

Thomas Weidemeyer	Goodyear (GT)
Patrick Gross	Capital One (COF)
Patrick Gross	Liquidity Services (LQDT)

•	Patrick Gross also served on our audit and nomination committees and received 3-times as many withheld votes as any other Waste Management director.

•

All of our directors were designated “Accelerated Vesting” directors by The Corporate Library—due to involvement with accelerating stock option vesting in order to avoid recognizing the corresponding expense.

•	We had no shareholder right to:

Cumulative voting.

Call a special meeting.

•

Our management should show that it has the leadership initiative to adopt the above Board accountability items instead of leaving it to shareholders to take the initiative in proposing such improvements.

•

John Pope (our Chairman and on our audit, nomination and executive pay committees) was designated as a “Problem Director” by The Corporate Library due to his involvement with Federal-Mogul (FDML) which filed for bankruptcy reorganization.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Adopt Simple Majority Vote

Yes on 6

Waste Management Response to Stockholder Proposal to Adopt Simple Majority Vote

The Company agrees with the concept of majority voting, as evidenced by the requirements for the election of individuals to the Company’s Board of Directors. In the past several years, the Company has taken steps to increase its stockholders’ ability to influence the election of directors by (i) amending its certificate of incorporation to require the annual election of each director and (ii) amending its by-laws to require a majority of votes cast, rather than a plurality of votes, to elect each director. As a result, the Company’s stockholders currently have a great ability to influence the selection of its directors and the proponent’s reference to the need to initiate improvements in director performance appears to be misplaced.

The Company’s governing documents effectively contain only one supermajority voting provision. The affirmative vote of two-thirds of the shares outstanding and entitled to vote is required to adopt, repeal or amend Article 9 of the Restated Certificate, which relates to (i) the size of the Board of Directors; (ii) the manner of election of directors; (iii) the removal of directors (this supermajority provision for the removal of directors can also be found in the Company’s By-laws); (iv) Board vacancies; and (v) the features of directorships elected by holders of preferred stock. The Company believes that the greater than majority vote requirement for these matters is appropriate to assure that significant disruption to the Company’s Board of Directors is not made without the consensus of a substantial majority of its stockholders.

The Board of Directors believes that meaningful stockholder participation is critical to the Company’s success. However, there are important reasons for requiring a substantial majority of the votes of stockholders to amend certain fundamental governance provisions. Article 9 of the Company’s Restated Certificate protects all stockholders against the self-interested actions of a few large investors. For example, if this stockholder proposal were implemented, it may become possible for a small number of very large stockholders, whose interests diverge from those of our other stockholders, to approve an amendment and change the size or composition of the current Board. The Company’s current stockholder-elected Board has a duty to act on a fully informed basis and in the best interests of all stockholders; all stockholders do not have similar duties to one another.

Further, the Company believes that rather than give any rationale for the proposal, the proponent’s supporting statement merely attempts to criticize the Company’s overall corporate governance practices. The Board believes this criticism is unfounded. According to the information found in The Corporate Library’s most recent report on Waste Management, which is the same source used by the proponent, the Company maintains an overall governance rating of “B” and received ratings of “Low Concern” in the areas of Board, Compensation, Takeover Defenses and Accounting. In addition, some of the information on which the stockholder proponent relies is outdated. Mr. Pope no longer serves on the Board of Federal Mogul.

The Company believes that the proponent ignores many of the steps the Company has taken to strengthen and improve its corporate governance practices, such as removing our staggered board, splitting the role of the Chairman and the CEO, and implementing a majority of votes cast standard for the election of directors. As part of the Board of Directors’ commitment to consider ways in which it can better serve the Company’s corporate governance ideals and its stockholders’ interests, the Board continually monitors governance issues of interest to the Company’s stockholders.

The Board of Directors believes that the Company’s limited two-thirds vote requirements continue to be in the best interests of the Company and its stockholders by ensuring that any changes to the election, terms of office, filling of vacancies and other features of the governance of the Company’s Board of Directors are made only when supported by a broad consensus of the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS PROPOSAL.

OTHER MATTERS

We do not intend to bring any other matters before the Annual Meeting, nor do we have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the people named as proxies to vote as they think best.

OTHER INFORMATION

Stockholder Proposals for the 2010 Annual Meeting

Eligible stockholders who want to have proposals considered for inclusion in the Proxy Statement for our 2010 Annual Meeting should notify our Corporate Secretary at Waste Management, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002. The written proposal must be received at our offices no later than November 26, 2009 and no earlier than October 27, 2009. A stockholder must have been the registered or beneficial owner of (a) at least 1% of our outstanding Common Stock or (b) shares of our Common Stock with a market value of $2,000 for at least one year before submitting the proposal. Also, the stockholder must continue to own the stock through the date of the 2010 Annual Meeting.

Expenses of Solicitation

We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by Internet or telephone, or by Waste Management officers and employees without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, Innisfree M&A Incorporated has been hired to help in the solicitation of proxies for the 2009 Annual Meeting for a fee of approximately $15,000 plus associated costs and expenses.

Annual Report

A copy of our 2008 Annual Report to Stockholders, including our Annual Report on Form 10-K, which includes our financial statements for fiscal year 2008, is enclosed with this Proxy Statement. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K is incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and Proxy Statement. This procedure will reduce our printing costs and postage fees.

If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement, we will promptly deliver it to you, upon your oral or written request to: Waste Management, Inc., Corporate Secretary, 1001 Fannin Street, Suite 4000, Houston, Texas 77002, telephone 713-512-6200.

Stockholders of record residing at the same address and currently receiving only one copy of the Proxy Statement and Annual Report may request multiple copies of the Proxy Statement and Annual Report in the future by contacting Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-800-542-1061.

Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement and Annual Report may request that only a single copy of the Proxy Statement and Annual Report be mailed in the future by contacting Broadridge at the address and telephone number noted above.

How to Receive Next Year’s Proxy Statement and Annual Report On-Line

You can elect to receive future Waste Management proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. You can do this by going directly to http://www.icsdelivery.com/wm and following the instructions given, or by going to our website at http://www.wm.com, and clicking on the link that says “Request electronic delivery of your annual report & proxy statement” in the Investor Relations Section under “Shareholder Services.”

Additionally, most stockholders who vote their shares for the 2009 Annual Meeting over the Internet will be given the opportunity to consent to future Internet delivery of our documents when voting. If you are not given an opportunity to consent to electronic delivery when you vote your shares, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery. If you do consent to Internet delivery, a notation will be made in your account. When the Proxy Statement and Annual Report for our Annual Meeting in 2010 become available, you will receive an email notice instructing you on how to access them over the Internet.

APPENDIX A

WASTE MANAGEMENT, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 8, 2009)

The Waste Management, Inc. Employee Stock Purchase Plan (the “Plan”) has been established for the benefit of its eligible employees. The terms of the Plan are set forth below.

1. Definitions.

As used in the Plan the following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(c) “Committee” means the Administrative Committee of the Waste Management Employee Benefit Plans appointed by the Board to administer the Plan as described in Section 4 below.

(d) “Common Stock” means the common stock, $0.01 par value, of the Company.

(e) “Company” means Waste Management, Inc., a Delaware corporation, or any successor corporation by merger, reorganization, consolidation or otherwise.

(f) “Continuous Employment” means the absence of any interruption or termination of service as an Eligible Employee with the Company and/or its Participating Subsidiaries. For purposes of the preceding sentence, an authorized leave of absence shall not be considered an interruption or termination of service, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) “Eligible Compensation” means, with respect to each Participant for each pay period, the regular base earnings, commissions, overtime and, for employees on an Involuntary Military Leave of Absence, pay differential, paid to the Participant by the Company and/or one or more Participating Subsidiaries during the Offering Period before reductions are made to Code Section 125 and Section 401(k) plans maintained by the Company and/or its Participating Subsidiaries. However, any incentive compensation or other bonus amounts shall be excluded for purposes of determining Eligible Compensation.

(h) “Eligible Employee” means an employee of the Company or one of its Participating Subsidiaries who is customarily employed for at least 20 hours per week and more than five months in a calendar year, or are absent from active employment while on an Involuntary Military Leave of Absence. For purposes of the preceding sentence, employees who are members of a collective bargaining unit shall be excluded as eligible employees under the Plan, unless their applicable collective bargaining agreement provides for participation in the Plan.

(i) “Enrollment Date” means the first business day of each Offering Period.

(j) “Exercise Date” means the last business day of each Offering Period.

(k) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period, which shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock on the Enrollment Date of such Offering Period, or (ii) 85% of the Fair Market Value of a share of the Common Stock on the Exercise Date of such Offering Period.

(l) “Fair Market Value” means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date, the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in The Wall Street Journal. In the event that such a closing price is not available for an Enrollment Date or an Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

(m) “Involuntary Military Leave of Absence” means an employee’s leave from employment pursuant to the Company’s Paid Leave of Absence Policy to perform military service obligations in the United States Air Force, Army, Navy, Marines, Coast Guard, Public Health Service Corps or National Guard, and the employee is either drafted or a member of the Reserves called to active duty.

(n) “Offering Period” means each six-month period that begins and ends on the business days that coincide with January 1 through June 30, or July 1 through December 31, or such other period or periods as the Committee may establish. However, if the first and/or last day of an Offering Period begins or ends (as applicable) on a Saturday, Sunday or holiday, then (i) the first day of the Offering Period will begin on the immediately following business day, and/or (ii) the last day of an Offering Period will end on the immediately preceding business day.

(o) “Participant” means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided below in Section 6.

(p) “Participating Subsidiary” means any Subsidiary not excluded from participation in the Plan by the Committee, in its sole discretion.

(q) “Subsidiary” means any domestic or foreign corporation of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or any successor thereto.

2. Purpose of the Plan.

The purpose of the Plan is to provide an incentive for present and future employees of the Company and its Participating Subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and that the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code.

3. Shares Reserved for the Plan.

The Company shall reserve for issuance and purchase by Participants under the Plan an aggregate of 9,750,000 shares of Common Stock, subject to adjustment as provided below in Section 13. Shares of Common Stock subject to the Plan may be newly issued shares or treasury shares. If and to the extent that any option to purchase shares of Common Stock shall not be exercised for any reason, or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan, unless the Plan shall have been terminated.

4. Administration of the Plan.

(a) A Committee appointed by the Board shall administer the Plan. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or rectify any omission in the Plan, or to reconcile any inconsistency in this Plan and any option to purchase shares granted hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s actions and determinations with respect to the foregoing shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the entire Committee.

(b) The Committee may, in its discretion, request advice or assistance, or employ such other persons as it deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

5. Eligibility to Participate in the Plan.

Subject to limitations imposed by Section 423(b) of the Code, each Eligible Employee who is employed by the Company or a Participating Subsidiary for 30 days prior to an Enrollment Date shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

6. Election to Participate in the Plan.

(a) Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless the Committee establishes another deadline for filing the enrollment agreement with respect to a given Offering Period.

(b) Unless a Participant withdraws from participation in the Plan as provided in Section 10 or authorizes a different payroll deduction by filing a new enrollment agreement prior to the Enrollment Date of a succeeding Offering Period, a Participant who is participating in an Offering Period as of the Exercise Date of such Offering Period shall be deemed to have (i) elected to participate in the immediately succeeding Offering Period and (ii) authorized the same payroll deduction percentage for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to such succeeding Offering Period.

7. Payroll Deductions.

(a) All Participant contributions to the Plan shall be made only by payroll deductions. Each time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made during the Offering Period in an amount from 1% to 10% (in whole percentages) of the Eligible Compensation that the Participant receives on each payroll date during such Offering Period. Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided below in Section 10.

(b) All payroll deductions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan. No interest shall accrue on or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional contributions into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(c) Except as provided in Section 10, a Participant may not change his contribution election during an Offering Period.

(d) Notwithstanding the foregoing provisions of this Section 7, no Participant may make payroll deductions during any calendar year in excess of $21,250, or such other limit as may be established by the Committee, in its discretion.

8. Grant of Options.

(a) On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3 and 8(b) hereof, each Eligible Employee shall be granted an option to purchase on the Exercise Date for such Offering Period a number of whole and fractional shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated during the Offering Period by the Exercise Price established for such Offering Period.

(b) Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Eligible Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

9. Automatic Purchase.

Unless a Participant withdraws from the Plan as provided below in Section 10, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date for which an enrollment agreement has been filed, and the maximum number of whole and fractional shares subject to the option will be purchased for the Participant at the Exercise Price established for that Offering Period, as provided above in Section 8.

10. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all of the payroll deductions credited to the Participant’s account for a given Offering Period by providing written notice to the Company no later than 45 days prior to the last day of such Offering Period. A Participant shall not be permitted to make a partial withdrawal of the payroll deductions credited to his account. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to him promptly after receipt of the Participant’s notice of withdrawal, the Participant’s participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares hereunder will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan, unless written notice is delivered to the Company within the enrollment period preceding the commencement of a new Offering Period directing the Company to resume payroll deductions.

(b) Upon termination of the Participant’s Continuous Employment prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant’s account will be returned to the Participant or, in the case of death, to the Participant’s estate, and the Participant’s options to purchase shares under the Plan will be automatically terminated.

(c) In the event a Participant ceases to be an Eligible Employee during an Offering Period, the Participant will be deemed to have elected to withdraw all payroll deductions credited to his account from the Plan. In such circumstance, the payroll deductions credited to the Participant’s account will be returned to the Participant, and the Participant’s options to purchase shares under the Plan will be terminated.

11. Transferability.

Options to purchase Common Stock granted under the Plan are not transferable, in any manner, by a Participant and are exercisable only by the Participant.

12. Reports.

Individual accounts will be maintained for each Participant in the Plan. Following each Exercise Date, statements of account will be given to Participants who have purchased shares under Section 9. Such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

13. Adjustments Upon Changes in Capitalization.

(a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per share purchase price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

(b) In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a stated period, which shall not be less than 10 days from the date of such notice, and the option will terminate upon the expiration of such period.

(c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 13, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 13.

14. Amendment of the Plan.

The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval, if required.

15. Termination of the Plan.

The Plan and all rights of Eligible Employees hereunder shall terminate:

(a) on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

(b) at any time, at the discretion of the Board.

In the event that the Plan terminates under circumstances described in Section 15(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

16. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

17. Shareholder Approval.

The Plan shall be subject to approval by the shareholders of the Company within twelve months after the date the Plan is adopted by the Board of Directors. If such shareholder approval is not obtained prior to the first Exercise Date, the Plan shall be null and void and all Participants shall be deemed to have withdrawn all payroll deductions credited to their accounts on such Exercise Date pursuant to Section 10.

18. Conditions Upon Issuance of Shares.

(a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. Notwithstanding anything in the Plan to the contrary, share certificates shall not be delivered to Participants until the later of (i) the date on which the applicable holding period to avoid a disqualifying disposition (within the meaning of Code Section 421) expires, or (ii) the date that a Participant specifically requests a certificate for shares purchased pursuant to the Plan.

(b) The Company may make such provisions, as it deems appropriate, for withholding by the Company pursuant to all applicable tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

Appendix B

WASTE MANAGEMENT, INC.

2009 STOCK INCENTIVE PLAN

1. Purpose of the Plan. The Waste Management, Inc. 2009 Stock Incentive Plan (the “Plan”), is intended to advance the best interests of the Company, its Subsidiaries and Affiliates by providing certain Employees and Non-Employee Directors of the Company, its Subsidiaries and Affiliates with additional incentives through the grant of Options, Stock Awards, Stock Appreciation Rights and Cash Awards, thereby increasing the personal stake of such Non-Employee Directors and Employees in the continued success and growth of the Company.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Award” means the grant of any Option, SAR, Stock Award, Cash Award or Dividend Equivalents, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Share Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means common stock of the Company, par value $.01 per share.

“Company” means Waste Management, Inc., a Delaware corporation.

“Deferred Stock Unit” means a phantom share unit with a value equal to one share of Common Stock (as determined by the Committee).

“Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Committee, may be awarded (a) in connection with any Award under the Plan while such Award is outstanding or otherwise subject to a Restriction Period and on a like number of shares of Common Stock under such Award or (b) singly.

“Effective Date” means the first date upon which the Plan has been approved both (a) by the Board and (b) by a majority of the votes cast at a duly held stockholders’ meeting at which the requisite quorum of outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan.

“Employee” means (a) an employee of the Company or any of its Subsidiaries or Affiliates and (b) an individual (i) who has agreed to become an employee of the Company or any of its Subsidiaries or Affiliates (ii) and who is expected to become such an employee within the six-month period immediately following the acceptance of an offer of employment, and (iii) who actually becomes so employed within the period described in clause (ii) hereof.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the average of the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. at the time of exercise, (c) if the Common Stock is not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (d) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan as determined by the Committee. The Grant Date for any Award granted pursuant to the substitution provision of Section 9(d) will be the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Option or SAR.

“Non-Employee Director” means an individual serving as a member of the Board who is not an Employee.

“Non-Qualified Performance Share Award” means a grant of Stock Units made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals and otherwise satisfies the requirements of Section 7(a)(v)(A), but does not satisfy the requirements of Section 7(a)(v)(B).

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which is not intended to comply with the requirements of Section 422 of the Code.

“Participant” means an Employee or Director to whom an Award has been granted under this Plan.

“Performance Share Award” means either a Qualified Performance Share Award or a Non-Qualified Performance Share Award.

“Performance Goal” means one or more standards established by the Committee, to determine in whole or in part whether a Performance Share Award shall be earned.

“Plan” has the meaning assigned in Section 1.

“Pool Limit” has the meaning assigned in Section 4(a).

“Prior Plan” means the Waste Management, Inc. 2004 Stock Incentive Plan.

“Qualified Performance Share Award” means a grant of Stock Units made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals and otherwise satisfies the requirements of Section 7(a)(v)(B).

“Restricted Stock” means any Common Stock that is restricted as to transferability and subject to forfeiture provisions.

“Restriction Period” means a period of time (a) beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions or (b) beginning as of the Grant Date of an Award of Stock Units, a Cash Award or a Performance Share Award, as the case may be, and ending with respect to all or part of an Award when such Award, or part thereof, is vested.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of

Common Stock on the date the right is exercised over a specified Grant Price, in each case as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock, Performance Share Award or Stock Units.

“Stock Based Awards Limitations” has the meaning assigned in Section 7(b)(iii).

“Stock Unit” means a phantom share unit equal to the value of one share of Common Stock (as determined by the Committee), which, in the discretion of the Committee, may be restricted and subject to forfeiture provisions.

“Subsidiary” means (a) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (b) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3. Eligibility.

Employees eligible for the grant of Awards under this Plan are those selected by the Committee who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company, its Subsidiaries and Affiliates. Non-Employee Directors eligible for the grant of Awards are those that may be designated by the Board.

4. Common Stock Available for Awards.

(a) Subject to the provisions of Section 4(b) and Section 14 hereof, the number of shares of Common Stock available for Awards shall be 18,824,494, an amount equal to the shares of Common Stock which were available for future issuance of Awards under the Prior Plan as of March 11, 2009, plus an amount equal to any shares of Common Stock that may subsequently become available under the Prior Plan (collectively, the “Pool Limit”); provided, however, that in no event will more than 26,231,388 shares be issued under the Plan in settlement of Awards.

(b) The number of shares of Common Stock that are the subject of Awards under this Plan, and the number of shares of Common Stock that are subject to outstanding awards under the Prior Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. If the Grant Price or other purchase price of any Award other than a SAR granted under the Plan or the Prior Plan is satisfied by tendering shares of Common Stock to the Company, or if the tax withholding obligation resulting from the settlement of any such Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. If the Grant Price or other purchase price of an Option under the Plan or the Prior Plans is satisfied by a payment of cash to the Company by the Participant or by or for the account of a Participant, any shares purchased by the Company with such cash proceeds shall immediately be added to the shares available for future Awards. Shares of Common Stock delivered under the Prior Plan or the Plan as an Award or in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies. Deferred Stock Units granted at the Employee or Non-Employee Director’s election as payment in lieu of cash incentives otherwise earned and payable to an employee or director under another plan or arrangement shall not count against the Pool Limit. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5. Administration.

(a) This Plan shall be administered by the Committee except as otherwise provided herein.

(b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant; provided that no such extension may result in the term of an Option or an SAR that extends more than 10 years from the Grant Date. Notwithstanding anything herein to the contrary, Options or Stock Appreciation Rights granted under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option or Stock Appreciation Right except as expressly provided by the adjustment provisions of Section 14. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) In accordance with the Company’s Corporate Governance Guidelines, compensation of Non-Employee Directors is recommended by the Company’s Nominating & Governance Committee and approved by the Board. Therefore, with respect to any Awards granted to Non-Employee Directors, the Committee’s authority as provided in this Plan shall be solely to carry out or otherwise take such actions as necessary to effect the grants of Awards as approved by the Board and communicated to the Compensation Committee as payable or issuable to Non-Employee Directors.

(d) No member of the Committee or any Employee or committee of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any Employee of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Committee may delegate any or all of its power and duties under the Plan to the Chief Executive Officer and/or one or more other committees that it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (a) amend or modify the Plan pursuant to Section 12 or (b) act on matters affecting any Participant who is subject to (i) the reporting requirements of Section 16(a) of the Exchange Act, or (ii) the liability provisions of Section 16(b) of the Exchange Act.

7. Awards.

(a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees and Non-Employee Directors who are to be the recipients of such Awards. Each Award may, in the discretion of the Committee, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Award is made. Awards may consist of those listed in this Section 7(a) and may be granted singly, in combination or in tandem. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company, its Subsidiaries or Affiliates, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon separation of employment or affiliation with the Company, its Subsidiaries or Affiliates, a Participant’s unexercised, deferred, unvested or unpaid Awards, if any, shall be treated as set forth in the applicable Award Agreement or as otherwise specified by the Committee.

(i) Option. An Award may be in the form of an Option. The Grant Price of an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, minimum vesting, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Rights. An Award may be in the form of a SAR. SARs may be granted in tandem with an Option or other Award, either at the time of grant or by later amendment thereto, or on a freestanding basis not related to any other Award. The Grant Price of a SAR shall be determined by the Committee but shall not be less than the Fair Market Value of the Common Stock subject to such SAR on the Grant Date or the Grant Price of a tandem Option to which such SAR relates. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Participants pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee and set forth in an Award Agreement. Stock Units or shares of Restricted Stock granted under this Section will vest no sooner than one-third on each of the first three anniversaries of the Grant Date. Notwithstanding the above, a newly hired Employee may, upon commencement of employment with the Company or any Subsidiary or Affiliate, be immediately vested in any Stock Award made to replace forfeited awards from a prior employer. Furthermore, the Committee may provide for earlier vesting of any Stock Award upon a Participant’s termination of employment by reason of retirement or disability, each as determined by the Committee, or termination of employment due to death. Stock Awards granted as Performance Share Awards are governed by Section 7(a)(v) below.

(iv) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee. Cash Awards intended to qualify as performance-based compensation under Section 162(m)

of the Code shall be subject to the same terms and conditions as described in (a)(v)(B), Qualified Performance Share Awards, of this Section 7.

(v) Performance Share Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee may be granted a Performance Share Award. The terms, conditions and limitations applicable to any Performance Share Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Performance Share Award shall have a minimum Restriction Period of one year from the Grant Date unless the Committee provides for earlier vesting upon a termination of employment by reason of retirement or disability, each as determined by the Committee, or termination of employment due to death. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Share Awards that may be paid out to the Participant. As described below, there are two possible forms of Performance Share Awards under this Plan: Non-Qualified Performance Share Awards and Qualified Performance Share Awards.

(A) Nonqualified Performance Share Awards. Performance Share Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Share Awards. Performance Share Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the Performance Goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. The period over which a Performance Goal is measured shall be no less than 1 year and no more than 5 years. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); operating income; net operating income after tax; pre-tax or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring a Performance Goal, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Committee at the time the Performance Goals are determined. In interpreting Plan provisions applicable to Qualified Performance Share Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for Qualified Performance Share Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Share Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to the following type of Awards made hereunder:

(i) no Participant who is an Employee as of the Effective Date may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for, or otherwise relate to, in the aggregate, more than 1 million shares of Common Stock;

(ii) no Participant who becomes an Employee subsequent to the Effective Date may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for, or otherwise relate to, in the aggregate, more than 1.5 million shares of Common Stock;

(iii) no Participant may be granted, during any calendar year, Stock Awards covering or relating to more than 300,000 shares of Common Stock (the limitation set forth in this clause (iii), together with the limitation set forth in clause (i) and clause (ii) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iv) no Participant may be granted Cash Awards that are intended to constitute performance-based awards subject to Section 7(a)(v)(B) having a maximum payment value in any calendar year in excess of $5 million.

8. Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

9. Payment of Awards.

(a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Common Stock are to be issued at the end of the Restriction Period, the right to receive such shares shall be evidenced by entry in a bookkeeping account or in such other manner as the Committee may determine.

(b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment in the form of cash or Common Stock. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Dividends. Rights to dividends or Dividend Equivalents may be granted singly or extended to and made part of any Award subject to such terms, conditions and restrictions as the Committee may establish. As determined by the Committee, Dividend Equivalents may be (i) paid to Participants currently, (ii) deferred, and (iii) subject to the same vesting as the Award to which the Dividend Equivalents relate, if applicable. Where Dividend Equivalents are deferred or subject to vesting, the Committee may permit for, or require, the conversion of Dividend Equivalents into Deferred Stock Units. Deferred Stock Units arising from such a conversion of Dividend Equivalents that is at election of the Employee or Non-Employee Director shall not count against the Pool Limit. Deferred Stock Units arising from a conversion of Dividend Equivalents that is required by the Committee will count against the Pool Limit.

(d) Substitution of Awards. Subject to Sections 5, 12 and 14, at the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Award for another Award or Awards of the same or different type. The Grant Date for any Award granted pursuant to the substitution provisions of this Section 9(d) will have the Grant Date of the original Award.

(e) Cash-out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

10. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods and requirements for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 10.

An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

11. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12. Amendment, Modification, Suspension or Termination of the Plan. The Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (b) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed. Notwithstanding anything herein to the contrary, Options and SARs granted under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option or SAR except as expressly provided by the adjustment provisions of Section 14.

13. Assignability. Unless otherwise determined by the Committee, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Securities Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 13 shall be null and void.

14. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or a special dividend payable in cash or other stock split, or spin-off then (i) the number of shares of Common Stock reserved under this Plan and available for grant pursuant to specific types of Awards as described in Section 4, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the share limitations described in Section 7(b) shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (x) the number of shares of Common Stock reserved under this Plan and (y)(i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, reorganization or liquidation of the Company, or the sale of all or substantially all of the Company’s assets or common stock, the Board shall be authorized (x) subject to the provisions of Section 4 above, to assume under the Plan previously granted compensatory awards, or to substitute new Awards for previously granted compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

15. Restrictions. Common Stock or other forms of payment with respect to any Award will be issued as soon as practicable following attainment of a right to payment; provided, however, that no Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17. Effect on Prior Plan. From and after the Effective Date of the Plan, no further awards or grants will be made under the Prior Plan. The Prior Plan will, however, continue in existence and operation following the Effective Date with respect to awards or grants outstanding under the Prior Plan. From and after the Effective Date, shares available for issuance under the Prior Plan will be subject to provisions of Section 4 of this Plan. The Prior Plan is hereby amended as necessary to effect the provisions of Section 4 of this Plan.

18. Section 409A Compliance. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. All elections to defer, distributions, and other aspects of the Plan shall be made in accordance with and shall comply with Section 409A, as amended, and any regulations and other guidance thereunder.

19. Rights as a Stockholder. A Participant will not have any rights as a stockholder with respect to any share covered by any Award until such Participant has become the stockholder of record of such share.

20. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

21. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

23. Effectiveness and Term. The Plan shall be effective on the Effective Date and shall terminate, except with respect to Awards then outstanding, on the earlier of (a) the termination of the Plan in accordance with Section 12, (b) the date when no more shares are available for issuance under the Plan or (c) the tenth anniversary of the Effective Date. This Plan has been adopted by the Board subject to stockholder approval. Notwithstanding any terms herein to the contrary, the Plan and any benefits granted hereunder will be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

VOTE BY INTERNET - www.proxyvote.com
WASTE MANAGEMENT, INC. ATTN: LINDA J. SMITH 1001 FANNIN STREET SUITE 4000 HOUSTON, TX 77002	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Waste Management, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Waste Management, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WASTM1	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WASTE MANAGEMENT, INC.
Vote On Directors
1.	Proposal to elect		For	Against	Abstain
	1a.	Pastora San Juan Cafferty	☐	☐	☐

	1b.	Frank M. Clark, Jr.	☐	☐	☐	Vote on Proposals		For	Against	Abstain

	1c.	Patrick W. Gross	☐	☐	☐	2.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2009.	☐	☐	☐
	1d.	John C. Pope	☐	☐	☐

	1e.	W. Robert Reum	☐	☐	☐	3.	Proposal to amend the Company’s Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Plan.	☐	☐	☐
	1f.	Steven G. Rothmeier	☐	☐	☐

	1g.	David P. Steiner	☐	☐	☐	4.	Proposal to approve the Company’s 2009 Stock Incentive Plan.	☐	☐	☐

	1h.	Thomas H. Weidemeyer	☐	☐	☐	5.	Proposal relating to disclosure of political contributions, if properly presented at the meeting.	☐	☐	☐

						6.	Proposal to adopt simple majority vote, if properly presented at meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the directors in item 1, FOR items 2, 3 and 4 and AGAINST items 5 and 6. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

						Note:	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The 2008 Annual Report, 10-K Wrap and 2009 Proxy Statement are available at www.wm.com.

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WASTE MANAGEMENT, INC. Annual Meeting of Stockholders - May 8, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Waste Management, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 25, 2009, and hereby appoint(s) David P. Steiner and Rick L Wittenbraker, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Waste Management, Inc., to be held May 8, 2009 at 11:00 a.m., Central Time, at The Maury Myers Conference Center, Waste Management, Inc., 1021 Main Street, Houston, Texas 77002, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

Attention participants in 401(k) plans: If you have an interest in the Common Stock of Waste Management, Inc. through participation in the Waste Management Retirement Savings Plan or the Waste Management Retirement Savings Plan for Collectively Bargained Employees, you may confidentially instruct the Trustee(s) of the respective plan on how to vote the shares representing your proportionate interest in such plan’s assets. The Trustee(s) shall vote shares in accordance with any instructions received. Any shares for which the Trustee(s) has/have not received timely voting instructions shall be voted by the Trustee(s) in its sole discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)